CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL, AND THE REGISTRANT TREATS SUCH INFORMATION AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.37

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 6, 2025.

NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO DEBTOR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO DEBTOR, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

SERIES 3 SECURED CONVERTIBLE DEBENTURE

US$[●]	June 5, 2025

No. [●]

RECITALS:

A.	The Debentureholder and [***] (collectively, the “Purchasers”) advanced a deposit in the aggregate amount of US$46 million to the Guarantor in consideration of the sale and delivery of a certain amount of refined silver determined by reference to payable metals derived from the Property pursuant to the metals purchase agreement (the “Stream Agreement”) dated as of June 23, 2023 between the Debentureholder, as agent for the Purchasers, and the Obligors;

B.	The Purchasers have not received any deliveries of refined silver pursuant to the Stream Agreement;

C.	The Obligors, the Purchasers, the other Sprott Entities (as defined therein) and others entered into a recapitalization agreement (the “Recapitalization Agreement”) dated as of the date hereof pursuant to which the parties agreed to enter into the Recapitalization Transactions (as defined therein) including to exchange, in part, the Stream Agreement for the issuance of the Series 3 Convertible Debentures.

1.	PROMISE TO PAY

In consideration of the exchange, in part, of the Stream Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), BUNKER HILL MINING CORP. (“Debtor”) hereby promises to pay to the order of [***] (together with its successors and assigns, “Debentureholder”), at the address listed in Section 15 (Notice), or such other place and/or Person as Debentureholder may by notice in writing to Debtor direct, the principal amount of [●] dollars (US$[●]) in lawful money of the United States of America (the “Principal Amount”) in the manner hereinafter provided, together with interest and other monies in the same currency which may from time to time be owing hereunder or pursuant hereto. Subject to the provisions of this series 3 secured convertible debenture no. [●] (the “Debenture”), the unpaid Principal Amount together with all accrued and unpaid interest and all other monies owing hereunder, shall become due and payable on June 5, 2030 (the “Maturity Date”). All capitalized terms not defined in the recitals or body of this Debenture, are defined in Exhibit “A” appended to this Debenture.

SILVER VALLEY METALS CORP. (“Guarantor”) is a wholly owned direct Subsidiary of Debtor and Guarantor will receive substantial direct and indirect benefits from the Recapitalization Transactions. In consideration of the exchange, in part of the Stream Agreement, and for other good and valuable consideration, Guarantor hereby covenants and agrees to guarantee the Obligations and perform and comply its other Obligations.

2.	THE DEBENTURE

(a)	Interest Rate. Subject to Section 2(b), the Principal Amount shall bear interest from the date hereof to the date of repayment in full at the rate of FIVE per cent (5.0%) per annum, calculated and payable quarterly in arrears as set out in this Section 2(a). Interest on the Principal Amount shall accrue from day to day in the same currency as principal, both before and after maturity, default or judgment, and shall be calculated based on the actual number of days elapsed and on the basis of a year of three hundred sixty (360) days. Interest on the balance from time to time outstanding of the Principal Amount shall be calculated and payable on each Quarter End following the date hereof and on Maturity Date (or such earlier date as such amounts may become due in accordance with the provisions hereof), calculated and compounded quarterly not in advance, computed from the date hereof or the date of the last payment of interest to the next Quarter End or the Maturity Date, as applicable, on the basis of the actual number of days elapsed.

(b)	Default Interest. Debtor shall pay to Debentureholder interest on overdue amounts (including overdue interest), both before and after maturity, default or judgment, and on the Principal Amount upon the occurrence and during the continuance of an Event of Default, in each case, at a rate per annum equal to ELEVEN per cent (11%) per annum, calculated daily and on the basis of the actual number of days elapsed, and a year of three hundred sixty (360) days and compounded monthly, and payable upon demand by Debentureholder.

3.	PRINCIPAL PAYMENTS

(a)	Maturity Date. Any remaining balance of the Principal Amount, together with all accrued and unpaid interest thereon and all other monies owing hereunder, shall be due and payable in full on the Maturity Date.

(b)	Application of Prepayments. All mandatory and voluntary prepayments and other payments of principal and interest hereunder received by Debentureholder shall be applied first as against interest outstanding and secondly against the principal sum.

4.	PREPAYMENT

Subject to the exercise by Debentureholder of its conversion privileges in Section 10.3 at any time prior to prepayment, Debtor may redeem or prepay this Debenture, in whole or in part, and in cash only, prior to the Maturity Date, on not less than twenty (20) Business Days prior written notice and provided that Debtor redeems or prepays the other outstanding Series 3 Convertible Debentures at the same time in a pro rata principal amount. Should Debtor prepay this Debenture in accordance with this Section 4, it shall do so at a price equal to the sum of (i) the Principal Amount repaid, plus (ii) all accrued and unpaid interest on the Principal Amount repaid, plus (iii) the Prepayment Interest Premium, and plus (iv) all other amounts then owing and due hereunder. Each Obligor acknowledges and agrees that any such prepayment prior to the Maturity Date (other than a prepayment upon the exercise by Debentureholder of its conversion privileges in Section 10.3) is subject to the Prepayment Interest Premium and that such amount represents a reasonable estimate of fair compensation payable to Debentureholder for the losses suffered by early prepayment and such amount is in the nature of liquidated damages and not a penalty. Debtor may exercise its conversion privileges under Section 10.1 in respect of accrued and unpaid interest upon an early prepayment.

5.	PAYMENT GENERALLY

(a)	All amounts payable by Debtor or Guarantor hereunder shall be paid to the Administrative Agent on behalf of Debentureholder in United States Dollars, in immediately available funds by (i) wire transfer at such account or financial institution as the Administrative Agent may from time to time notify Debtor, or (ii) bank draft delivered to the Administrative Agent at its address as set forth in Section 15 hereof. Any payments received after 12:00 p.m. (Vancouver time) will be considered for all purposes as having been made on the next following Business Day.

(b)	If the due date of any payment under this Debenture would otherwise fall on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, together with interest that has accrued to the Business Day on which such payment was due.

(c)	Debentureholder will maintain in accordance with its usual practice one or more accounts evidencing the Principal Amount owing by Debtor to Debentureholder hereunder. Such account(s) will be prima facie evidence of the obligations recorded therein, provided that any failure by Debentureholder to maintain any account or any error therein shall not affect the obligation of Debtor or Guarantor to repay the Obligations to the Debentureholder in accordance with this Debenture.

6.	TAXES

(a)	Any and all payments by or on account of any obligation of Debtor or Guarantor hereunder or any other Credit Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes; provided that if Debtor or Guarantor shall be required to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 6), Debentureholder receives an amount equal to the sum it would have received had no such deduction or withholding been made, (ii) Debtor or Guarantor, as applicable, shall make such deduction or withholding, and (iii) Debtor or Guarantor, as applicable, shall pay to the relevant Governmental Authority in accordance with Applicable Law the full amount deducted or withheld.

(b)	Without limiting the provisions of Section 6(a), each Obligor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)	The Obligors shall (within three (3) Business Days of demand by Debentureholder) pay to Debentureholder an amount equal to the loss, liability or cost which Debentureholder determines will be or has been (directly or indirectly) suffered for or on account of Indemnified Taxes (including Other Taxes) by Debentureholder in respect of any Credit Document together with any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such loss, liability or cost delivered to an Obligor by Debentureholder shall be conclusive absent manifest error. If Debentureholder subsequently recovers all or part of the payment made under this Section 6(c) paid by an Obligor, it shall promptly repay an equal amount to such Obligor.

(d)	As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, such Obligor shall deliver to Debentureholder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Debentureholder.

(e)	This Section 6 shall survive termination of this Debenture.

7.	INTEREST CALCULATIONS

(a)	Except as otherwise specifically provided herein, where in this Debenture a rate of interest is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation, whether three hundred sixty-five (365) or three hundred sixty-six (366), as the case may be, and dividing it by the number of days in the deemed year.

(b)	Notwithstanding anything in this Debenture to the contrary, in the event that any provision of this Debenture would oblige any Obligor to make any payment of interest or other amount payable to Debentureholder hereunder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Debentureholder of interest at a criminal or prohibited rate (as such terms are construed under the Criminal Code (Canada) or any other Applicable Law), notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Debentureholder of interest at a criminal or prohibited rate, such adjustment to be effected, to the extent necessary, firstly, by reducing the amount or rate of interest pursuant to Section 2(a) of this Debenture; and thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for the purposes of Section 347 of the Criminal Code (Canada), as amended from time to time, or any other Applicable Law. Any amount or rate of interest referred to in this Debenture shall be determined in accordance with generally accepted actuarial practices and principles over the term hereof and, in the event of a dispute, a certificate of a fellow of the Canadian Institute of Actuaries appointed by Debentureholder shall be conclusive for the purposes of such determination.

(c)	In determining whether or not the interest paid or payable under this Debenture exceeds the maximum amount permitted by Section 7(b), each Obligor and Debentureholder shall, to the maximum extent permitted under the Criminal Code (Canada) or any other Applicable Law, characterize any non-principal payments as an expense, fee or premium or other payment rather than as interest, as may be necessary to reduce the amount otherwise characterized as interest pursuant to such Applicable Law, exclude voluntary prepayments and the effects thereof and amortize, prorate, allocate and spread the total amount of interest rateably over the longer of the contemplated term or the actual duration that any Obligations remain outstanding.

8.	GUARANTEE

(a)	Guarantor hereby unconditionally and irrevocably guarantees to Debentureholder the due and punctual payment and performance of the Obligations and agrees on written demand of Debentureholder, following the occurrence of an Event of Default, to perform or discharge the Obligations which have not been fully performed or discharged at the times and in the manner provided for in this Debenture (the “Guarantee”).

(b)	Without prejudice to the rights of Debentureholder against Debtor, Guarantor unconditionally and irrevocably agrees that, as between Debentureholder and itself, it will be liable as principal debtor in respect of the performance of the Obligations and not merely as surety and, accordingly, Guarantor shall be fully liable forthwith on demand by Debentureholder, following the occurrence and during the continuance of an Event of Default, to perform or discharge the Obligations irrespective of the validity, effectiveness or enforceability of the Obligations against Debtor or any other fact or circumstances which would or might otherwise constitute a legal or equitable discharge of or defence to a guarantor or surety.

(c)	As a separate and independent obligation, if any of the Obligations are not duly and punctually paid by Debtor and performed by Guarantors under Section 8(a) for any reason whatsoever Guarantor unconditionally and irrevocably agrees to indemnify and save Debentureholder harmless from and against any losses which Debentureholder may suffer or incur from the failure of Debtor to duly perform such Obligations.

(d)	The Guarantee of the Obligations is a continuing guarantee and shall remain in effect until all of the Obligations existing or arising or which may arise under or by virtue of the Obligations shall have been paid, performed or discharged in full.

(e)	Guarantor waives any rights it may have as surety under any Applicable Law which may at any time be inconsistent with any of the provisions hereof or which it may have of first requiring Debentureholder to proceed against or claim performance or payment from Debtor or any other Person.

(f)	Debentureholder without notice to Guarantor and without discharging, prejudicing or affecting the obligations of Guarantor hereunder, may (i) grant time, indulgences, concessions, releases and discharges or any financial accommodation to Debtor, (ii) take, hold, fail to take or hold, vary, deal with, realize, enforce, release or determine not to enforce, perfect or release any other guarantee, indemnity or security for all or any of the Obligations, or (iii) effect compositions from, and otherwise deal with, Debtor and all other Persons as Debentureholder may see fit and generally may otherwise do or omit to do any act or thing which, but for this provision, might operate to discharge, prejudice or affect the obligations of Guarantor hereunder.

(g)	Guarantor agrees that the liability of Guarantor under this Guarantee is absolute and unconditional irrespective of:

(i)	the lack of validity or enforceability of any terms of any of the Credit Documents;

(ii)	any contest by Debtor or any other Person as to the amount of the Obligations, the validity or enforceability of any terms of the Credit Documents or the perfection or priority of any Security;

(iii)	any defence, counter claim or right of set-off available to Debtor;

(iv)	any release, compounding or other variance of the liability of Debtor or any other Person liable in any manner under or in respect of the Obligations or the extinguishment of all or any part of the Obligations by operation of law;

(v)	any change in the time or times for, or place or manner or terms of payment or performance of the Obligations or any consent, waiver, renewal, alteration, extension, compromise, arrangement, concession, release, discharge or other indulgences which Debentureholder may grant to Debtor or any other Person;

(vi)	any amendment or supplement to, or alteration or renewal of, or restatement, replacement, refinancing or modification or variation of (including any increase in the amounts available thereunder or the inclusion of an additional borrower thereunder), or other action or inaction under, the Credit Documents or any other related document or instrument, or the Obligations;

(vii)	any discontinuance, termination or other variation of any terms or conditions of any transaction with, Debtor or any other Person;

(viii)	any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Debtor, Guarantor or any reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of Debtor, Guarantor or their respective businesses;

(ix)	any dealings with the security which Debentureholder holds or may hold pursuant to the terms and conditions of the Credit Documents, including the taking, giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges;

(x)	any limitation of status or power, disability, incapacity or other circumstance relating to Debtor, Guarantor, or any other Person, including any Insolvency Event involving or affecting Debtor, Guarantor, or any other Person or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have notice or knowledge of any of the foregoing;

(xi)	any impossibility, impracticability, frustration of purpose, force majeure or illegality of any Credit Document, or the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of (A) any Governmental Authority that amends, varies, reduces or otherwise affects, or purports to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of Guarantor under this Guarantee, or (B) any court order that amends, varies, reduces or otherwise affects any of the Obligations;

(xii)	any taking or failure to take security, any loss of, or loss of value of, any security, or any invalidity, non-perfection or unenforceability of any security held by Debentureholder, or any exercise or enforcement of, or failure to exercise or enforce, security, or irregularity or defect in the manner or procedure by which Debentureholder realizes on such security;

(xiii)	any application of any sums received to the Obligations, or any part thereof, and any change in such application; and

(xiv)	any other circumstances which might otherwise constitute a defence available to, or a discharge of, Guarantor, Debtor or any other Person in respect of the Obligations or this Guarantee.

(h)	Subject only to Sections 8(a) and (b) requiring demand, Guarantor hereby waives notice of the acceptance of this Guarantee and of presentment, demand and protest and notices of non-payment and dishonour and any other demands and notices required by any Applicable Law.

(i)	From the date or dates upon which any demand is made against Guarantor under this Section 8 until the Obligations have been performed and discharged in full, Guarantor shall not (i) claim any set-off or counterclaim against Debtor, (ii) make or enforce any claim or right (including a right of subrogation or contribution) against Debtor to prove in competition with Debentureholder in the event of an Insolvency Event of Debtor or in respect of any outstanding liability of Debtor hereunder, or (iii) in competition with Debentureholder claim the benefit of any security or guarantee now or hereafter held by Debentureholder for any money or liabilities due or incurred by Debtor to Debentureholder or any share therein.

(j)	Debentureholder shall not be obligated before taking any steps to enforce this Guarantee (i) to take any steps or proceedings or other action whatsoever or obtain any judgment against Debtor or any other Person in any court or tribunal, (ii) to make or file any claim in an Insolvency Event in respect of Debtor or any other Person, (iii) to exercise any diligence against Debtor, or (iv) resort to any other means of payment.

(k)	Nothing herein contained shall restrict or adversely affect or be construed to restrict or adversely affect any right which Debentureholder may have to set-off any Obligations owed by Guarantor under this Guarantee to Debentureholder against any obligations owed by Debentureholder to Guarantor, regardless of the place of payment or currency of such Obligations.

9.	CONDITIONS TO fUNDING and security

(a)	As general and continuing collateral security for the due and punctual payment of the Principal Amount, interest and all other monies payable hereunder and due and punctual payment and performance of all other PF Obligations, each Obligor has granted to the Security Agent on behalf of Debentureholder and the other Sprott Entities a continuing and first-ranking security interest and charge over all of their property and assets (subject only to Permitted Liens) pursuant to the Security. The Obligors, the Security Agent and Debentureholder confirm and agree that all Convertible Debentures (including this Debenture) constitute a “Project Finance Document” for the purposes of the Security.

(b)	The Obligors shall grant to the Security Agent for the benefit of the Debentureholder and the other Sprott Entities to secure the PF Obligations, charges, mortgages, pledges and security interests (collectively, in this paragraph “security interests”) in any and all of their respective property and assets that are acquired after the date of this Debenture or are otherwise not subject to first ranking valid and enforceable perfected security interests granted under the Security Documents (superior to and prior to the rights of all third Persons other than holders of Permitted Liens with priority by virtue of applicable law), in each case, upon the request from time to time by the Administrative Agent and pursuant to security documents in form and substance satisfactory to the Administrative Agent. Any such additional security documents or instruments related thereto shall duly registered and recorded or filed in such manner and in such places as are required by applicable law to establish, perfect, preserve and protect the security interests granted thereunder in any and all property and assets of the Obligors in favour of the Security Agent.

(c)	The obligation of Debentureholder to accept this Debenture upon the issuance thereof is subject to the Obligors satisfying and/or delivering, or causing to be satisfied and/or delivered, the conditions precedent set out in the Recapitalization Agreement.

10.	REPAYMENT BY ISSUANCE OF COMMON SHARES

10.1	Debtor’s Privileges

(a)	On each Quarter End after September 30, 2027 and subject to the prior approval of the Stock Exchange, Debtor shall have the option to pay the accrued and unpaid interest due on such Quarter End, in whole but not in part, through the issuance of common shares in the capital of Debtor (the “Common Shares”) at the Debtor Interest Conversion Price provided that Debtor elects to pay accrued and unpaid interest due on such Quarter End under all Convertible Debentures through the issuance of Common Shares. If Debtor intends to exercise its conversion rights hereunder at any time it shall give Debentureholder not less than five (5) Business Days prior notice of such intention.

(b)	Subject to the prior approval of the Stock Exchange, Debtor shall also have the option, in connection with any prepayment of the Principal Amount under Section 4, to pay interest, in whole but not in part, accrued as of the date of prepayment, through the issuance of Common Shares at the Debtor Interest Conversion Price. If Debtor intends to exercise its conversion rights hereunder at any time it shall give Debentureholder prompt (and in any event, at least five (5) Business Days prior to the date upon which such accrued but unpaid interest would otherwise be due and payable hereunder) written notice of such intention.

(c)	With respect to any Common Shares which may be issued upon Debtor’s option in accordance with this Section 10.1, as required from time to time under the Applicable Securities Legislation which governs Debtor or any hold period imposed by a regulatory authority, Debentureholder agrees to be bound by any applicable hold period. The certificates evidencing the Common Shares shall contain the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE OCTOBER 6, 2025.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO BUNKER HILL MINING CORP. (THE “COMPANY”) AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

(d)	Notwithstanding any other provision of this Debenture at any time when an Event of Default has occurred and is continuing, the Debtor shall pay in cash any and all accrued and unpaid interest owing hereunder on each Quarter End, upon a prepayment or at any other time when due and the Debtor shall not have the option to pay any such interest through the issuance of Common Shares.

10.2	Manner of Debtor’s Exercise of Right to Pay Interest with Common Shares

(a)	Subject to the prior approval of the Stock Exchange, if Debtor wishes to pay the accrued and unpaid interest under this Debenture through the issuance of Common Shares pursuant to Section 10.1, it shall deliver to Debentureholder, at least five (5) Business Days prior to the Debtor Interest Conversion Date, the Debtor Interest Conversion Form set forth in Exhibit “B” hereto (the “Debtor Interest Conversion Form”), duly executed by the Obligors, irrevocably exercising Debtor’s right to pay the accrued and unpaid interest set out in the Debtor Interest Conversion Form through the issuance of Common Shares and specifying the applicable Debtor Interest Conversion Date (being a Quarter End or, in the case of Section 10.1(b), such other date upon which accrued but unpaid interest otherwise becomes due and payable hereunder) upon which such right will be exercised in accordance with the provisions hereof. Upon delivery of the Debtor Interest Conversion Form, Debentureholder or its nominee, participant or assignee shall be entitled to be entered in the books of Debtor as at the Debtor Interest Conversion Date as the holder of the number of Common Shares received in lieu of the cash payment of the accrued and unpaid interest in accordance with the provisions hereof and, as soon as practicable thereafter and in any event within three (3) Business Days, Debtor shall deliver or cause to be delivered to Debentureholder or, subject as aforesaid, its nominee, participant or assignee, a certificate for such Common Shares.

(b)	For the purposes hereof and subject to the prior approval of the Stock Exchange, the “Debtor Interest Conversion Date” shall be the date specified in the Debtor Interest Conversion Form delivered by Debtor to Debentureholder in accordance with Section 10.2(a) as the effective date upon which Debtor intends to exercise its conversion privilege in accordance with Section 10.1(a) or (b).

(c)	Debentureholder shall keep records of payments and conversions and such records shall be prima facia evidence of such payments and conversions.

(d)	Common Shares issued in lieu of cash payments of interest owing under this Debenture in accordance with the terms hereof shall be entitled to all rights and privileges accorded to holders of record of Common Shares on and after the Debtor Interest Conversion Date, from which date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

(e)	If Debtor elects to pay the accrued and unpaid interest under this Debenture through the issuance of Common Shares pursuant to Section 10.1, Debtor shall take all such actions and issue, execute and deliver, as applicable, all such certificates, documents and instruments as shall be required to validly issue as fully paid and non-assessable such Common Shares in accordance with the terms hereof and entitle Debentureholder (or its nominee, participant or assignee) to all rights and privileges accorded to holders of record of Common Shares on and after the Debtor Interest Conversion Date.

10.3	Debentureholder’s Privilege

Debentureholder may, at its option from the date hereof until the earlier of the date of (i) repayment in full of the Principal Amount, and (ii) the Maturity Date (such date is hereinafter referred to as the “Debenture Repayment Date”), elect to receive Common Shares, in lieu of cash payment of all or part of the outstanding Principal Amount at the Debentureholder Conversion Price. If Debentureholder does not elect to receive Common Shares in lieu of cash payment of all the outstanding Principal Amount on or before the Debenture Repayment Date, Debtor shall repay the outstanding Principal Amount, and all accrued and unpaid interest thereon and any other amounts owing hereunder, in cash (subject to Debtor’s right to pay accrued and unpaid interest by issuing Common Shares in accordance with Section 10.1), on the Debenture Repayment Date. For greater certainty, no Prepayment Interest Premium on any part of the Principal Amount will be owing in the event of any such election by Debentureholder to receive Common Shares in lieu of cash payment of the Principal Amount, in whole or in part, or any such repayment in cash of the outstanding Principal Amount on the Maturity Date.

10.4	Manner of Debentureholder’s Exercise of Right to Receive Common Shares in Lieu of Cash

(a)	If Debentureholder wishes to exercise the optional conversion privilege contained in Section 10.3 of this Debenture, Debentureholder shall deliver to Debtor at least ten (10) Business Days prior to the Debentureholder Conversion Date a duly completed written notice substantially in the form of Exhibit “C” attached hereto (the “Debentureholder Conversion Form”), duly executed by Debentureholder, exercising its right to convert all or any part of the outstanding Principal Amount into Common Shares on the specified Debentureholder Conversion Date and otherwise in accordance with the provisions hereof. Upon the delivery of the Debentureholder Conversion Form, Debentureholder or its nominee, participant or assignee shall be entitled to be entered into the books of Debtor as at the specified Debentureholder Conversion Date as the holder of the number of Common Shares received in lieu of the cash payment of the Principal Amount to be converted and shall be entitled to be paid in cash on the specified Debentureholder Conversion Date all accrued and unpaid interest on the Principal Amount to be converted and any payment of interest contemplated to be made through the issuance of any securities of the Debtor, will be subject to the prior approval of the Stock Exchange. As soon as practicable after the applicable Debentureholder Conversion Date and in any event within three (3) Business Days, Debtor shall deliver to Debentureholder or its nominee, participant or assignee a certificate for such Common Shares.

(b)	Upon (i) Debentureholder exercising its right to convert all outstanding Principal Amount, (ii) Debentureholder receiving payment of all accrued and unpaid interest thereon and other amounts owing to it hereunder, and (iii) receipt by Debentureholder or its nominee, participant or assignee of certificates representing the Common Shares issuable upon such conversion, satisfactory to Debentureholder, Debentureholder shall surrender this Debenture to Debtor at the address listed in Section 15 against receipt of an acknowledgement from the Obligors, satisfactory to Debentureholder, that any contingent obligations stated to survive termination, continue in full force and effect.

(c)	Any Debentureholder Conversion Form given pursuant to Section 10.4(a) shall be deemed to constitute a contract between Debentureholder and Debtor whereby Debentureholder or its nominee, participant or assignee subscribes for the number of Common Shares which Debentureholder shall be entitled to receive on such conversion. Upon (i) surrender of this Debenture in accordance with Section 10.4(b), and (ii) receipt of certificates representing the Common Shares issuable upon conversion of all outstanding Principal Amount hereunder and payment to Debentureholder of accrued and unpaid interest thereon and all other amounts owing hereunder, Debentureholder releases Debtor from all liability under this Debenture with respect to the Principal Amount and any accrued but unpaid interest. For greater certainty, any such release excludes any contingent obligations stated to survive termination of the Debenture.

(d)	With respect to any Common Shares which may be issued upon conversion in accordance with Section 10.3, as required from time to time under the securities legislation which governs Debtor or any hold period imposed by a regulatory authority, each of Debentureholder agrees to be bound by any applicable hold period. The certificates evidencing the Common Shares shall contain the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE OCTOBER 6, 2025.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO BUNKER HILL MINING CORP. (THE “COMPANY”) AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

(e)	For the purposes hereof, the “Debentureholder Conversion Date” shall be deemed to be the date specified in the applicable Debentureholder Conversion Form delivered by Debentureholder to Debtor in accordance with Section 10.4(a).

(f)	Debentureholder shall keep records of payments and conversions and such records shall be prima facia evidence of such payments and conversions.

(g)	Common Shares issued upon conversion of this Debenture in accordance with the terms hereof shall be entitled to all rights and privileges accorded to holders of record of Common Shares on and after the applicable Debentureholder Conversion Date, from which date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

(h)	If Debentureholder elects to receive Common Shares in lieu of cash payment of the Principal Amount pursuant to Section 10.3, Debtor shall take all such actions and issue, execute and deliver, as applicable, all such certificates, documents and instruments as shall be required to validly issue as fully paid and non-assessable such Common Shares in accordance with the terms hereof and entitle Debentureholder (or its nominee. participant or assignee) to all rights and privileges accorded to holders of record of Common Shares on and after the applicable Debentureholder Conversion Date.

10.5	No Requirement to Issue Fractional Shares

Debtor shall not issue fractional Common Shares upon the exercise of Debtor’s interest privileges under Section 10.1 or Debentureholder’s privilege under Section 10.3. If any fractional interest in a Common Share would, except for the provisions of this Section 10.5, be deliverable upon conversion, any such fractional interest shall be rounded down to the nearest whole number of Common Shares.

10.6	Conversion Adjustment

The Debentureholder Conversion Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Common Share Reorganization. If and whenever at any time after the date hereof and prior to the Maturity Date, Debtor:

(i)	issues Common Shares or securities exchangeable for or convertible into Common Shares to the holders of the Common Shares as a stock dividend or rights to holders of the Common Shares to acquire additional Common Shares pursuant to a rights offering;

(ii)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivides or re-divides its outstanding Common Shares into a greater number of shares; or

(iv)	consolidates its outstanding Common Shares into a smaller number of shares,

(any of such events being called a “Common Share Reorganization”), then the Debentureholder Conversion Price will be adjusted effective immediately after the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Debentureholder Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where rights to acquire Common Shares or securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such rights been exercised to acquired Common Shares or securities been exchanged for or converted into Common Shares on such effective date or record date).

(b)	Capital Reorganization. If and whenever at any time after the date hereof and prior to the Maturity Date there is a reclassification of the Common Shares outstanding at any time or a change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, arrangement or merger of Debtor with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of Debtor as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), Debentureholder, upon the exercise of any conversion privilege contained in the Debenture after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which Debentureholder was theretofore entitled upon such conversion, the aggregate number of shares, other securities or other property which Debentureholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, Debentureholder had been the registered holder of the number of Common Shares to which Debentureholder was theretofore entitled upon conversion of this Debenture. If determined appropriate by action of the directors of Debtor, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth herein with respect to the rights and interests thereafter of Debentureholder to the end that the provisions set forth herein will thereafter correspondingly be made applicable as nearly as may reasonably be practicable in relation to any shares, other securities or other property thereafter deliverable upon the exercise of a conversion privilege. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action of the directors of Debtor and will for all purposes be conclusively deemed to be an appropriate adjustment.

(c)	Stock Exchange Approval. Any adjustment in the Debentureholder Conversion Price as a result of a Common Share Reorganization referred to in paragraphs 10.6(a)(i) or 10.6(a)(ii) or as a result of a Capital Reorganization will require the prior approval of the Stock Exchange.

10.7	Rules Regarding Calculation of Adjustment of Debentureholder Conversion Price

(a)	Subject to Section 10.6(c) and the policies of the Stock Exchange in effect from time to time and, if applicable, the prior approval of the Stock Exchange:

(i)	Cumulative. The adjustments provided for in Section 10.6 are cumulative and will, in the case of adjustments to the Debentureholder Conversion Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Section 10.7;

(ii)	Minimum 1% Change. No adjustment in the Debentureholder Conversion Price is required to be made unless such adjustment would result in a change of at least one per cent (1%) in the prevailing Debentureholder Conversion Price; provided however that any adjustments which, except for the provisions of this Section 10.7, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments; and

(iii)	Discretion of the Board. In case Debtor or Guarantor after the date hereof takes any action affecting the Common Shares, other than actions described in Section 10.6, which in the opinion of the board of directors of Debtor would materially affect the rights of Debentureholder hereunder, the Debentureholder Conversion Price will be adjusted in such manner, if any, and at such time, by action of the directors of Debtor, but subject in all cases to any necessary regulatory approval. Failure to take any action by the directors of Debtor so as to provide for an adjustment on or prior to the effective date of any action by Debtor affecting the Common Shares will be conclusive evidence that the board of directors of Debtor has determined that it is equitable to make no adjustment in the circumstances.

(b)	Disputes. If at any time a dispute arises with respect to adjustments provided for in Section 10.6, such dispute will be conclusively determined by a firm of independent chartered accountants as may be selected by Debentureholder and approved by Obligors acting reasonably, and any such determination will be binding upon the Obligors and Debentureholder. The Debentureholder and the Obligors recognize and agree that any such disputed adjustment to the Debentureholder Conversion Price is subject to applicable policies of the Stock Exchange in effect from time to time, and, if applicable, the prior approval of the Stock Exchange. The Obligors will provide such firm of independent chartered accountants with access to all necessary records of the Obligors.

(c)	Notice of Event Requiring Adjustment. Debtor will from time to time, as soon as is reasonably practicable after the occurrence of any event which requires an adjustment or readjustment as provided in Section 10.6, give written notice to Debentureholder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Debentureholder Conversion Price, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d)	Notice of Intention to Fix Record Date. Debtor covenants to and in favour of Debentureholder that so long as any Principal Amount hereunder remains outstanding, it will give written notice to Debentureholder of its intention to fix a record date for any event referred to in Section 10.6 (other than a subdivision or consolidation of Common Shares) which may give rise to an adjustment in the Debentureholder Conversion Price and, in each case, such notice must specify the particulars of such event, the record date and the effective date for such event; provided that Debtor is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than five (5) Business Days, in each case, prior to such applicable record date or effective date.

11.	REPRESENTATIONS AND WARRANTIES

11.1	Obligors’ Representations and Warranties

Each Obligor hereby represents and warrants to Debentureholder as of the date of this Debenture (unless otherwise specified in Exhibit “D”) and so long as any Obligations remain outstanding, as set out in Exhibit “D” and acknowledges that Debentureholder is relying upon such representations and warranties in entering into the transactions that give rise to the Principal Amount, which representations and warranties shall survive the execution and delivery of this Debenture.

11.2	Knowledge of Obligors

Where any representation or warranty contained in Exhibit “D” is expressly qualified by reference to the “knowledge” of Obligors, it shall be deemed to refer to the actual knowledge of Richard Williams, as Executive Chairman of Debtor, Sam Ash, as Chief Executive Officer of Debtor and President of Guarantor and Gerbrand van Heerden, as Chief Financial Officer of Debtor, and all information which ought to have been known by each of them after conducting a reasonable inquiry into the matters in question, whether or not any such inquiry was actually made.

11.3	Accredited Investor

Debentureholder hereby represents and warrants to the Obligors that Debentureholder is an accredited investor, within the meaning of National Instrument 45-106 – Prospectus Exemptions.

12.	COVENANTS

Each Obligor covenants and agrees with Debentureholder that, unless compliance has been waived in writing by Debentureholder and so long as any Obligations remain outstanding:

(a)	Punctual Payment of Obligations. Each Obligor shall make payment of, and perform, all of its Obligations when due.

(b)	Reserve Common Shares. Debtor covenants to reserve and keep available, at all times, such number of Common Shares as may be reasonably required to satisfy the conversion rights under this Debenture, in whole or in part, into Common Shares pursuant to Section 10. All Common Shares which shall so be issuable shall be duly and validly issued, fully paid and non-assessable.

(c)	No Material Change in Conducting of Business. Each Obligor shall, and it shall cause each of its Subsidiaries to, carry out and perform all operations and activities in a commercially prudent manner and in accordance with all Applicable Laws, all applicable Authorizations and Other Rights and Good Practice Standards.

(d)	Compliance with Laws and Contracts. Each Obligor will, and shall cause each of its Subsidiaries to, obtain and maintain in force (or where appropriate, promptly renew) all Authorizations reasonably necessary for carrying out its business and operations generally, including those Authorizations required under each Transaction Document, and at all times comply with all Applicable Laws and regulations relating to it and its business other than (except in the case of Anti-Bribery Laws and Anti-Money Laundering Laws) where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(e)	Maintenance of Accounting Methods and Financial Records. Each Obligor will, and shall cause each of its Subsidiaries to, maintain a system of accounting which is established and administered in accordance with US GAAP consistently applied, keep adequate records and books of account in which accurate and complete entries shall be made in accordance with such accounting principles reflecting all transactions required to be reflected by such accounting principles, keep accurate and complete records of any property owned by it.

(f)	Books; Records; Inspections. Each Obligor will keep, and shall cause each of its Subsidiaries to keep, true, complete and accurate Books and Records of all of its operations and activities in a manner consistent with customary and prudent commercial practice. Subject to the confidentiality provisions of this Debenture, each Obligor shall, and shall cause each of its Subsidiaries to, on written request by Debentureholder, provide copies to Debentureholder, and permit Debentureholder and its authorized representatives to perform audits or other reviews and examinations from time to time and at Debentureholder’s sole expense, of Debtor’s and each Subsidiaries’ (including Guarantor), Books and Records that are available to the shareholders of Debtor.

(g)	Maintenance of Legal Existence. Each Obligor shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence in good standing.

(h)	Notice to Debentureholder of an Event of Default. Upon either Obligor becoming aware of the occurrence of either an Event of Default or Pending Event of Default, Debtor shall promptly deliver to Debentureholder a notice specifying the nature and date of occurrence of such Event of Default or Pending Event of Default, the Obligors’ assessment of the duration and effect thereof and the action which the Obligors propose to take with respect thereto.

(i)	Payment of Taxes/Claims. Each Obligor will timely file all Tax returns as and when required pursuant to Applicable Law and pay and discharge or cause to be paid and discharged, promptly when due, all Taxes imposed upon them or in respect of the Project or any of the Project Assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a Lien upon any of its property or assets (other than Taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings diligently conducted), withhold and collect all Taxes required to be withheld and collected by them and remit such Taxes to the appropriate Governmental Authority at the time and in the manner required by Applicable Law, and pay and discharge immediately upon knowledge by an Obligor of the existence of any Lien unless such Lien is a Permitted Lien.

(j)	No Amalgamation, Merger, Wind-Up, Change in Control, Etc. Neither Obligor shall consolidate, amalgamate with, or merge with or into, or transfer all or substantially all its assets to, or reorganize, reincorporate or reconstitute into or as another entity without the prior written consent of Debentureholder not to be unreasonably withheld.

(k)	Maintain Listing. Each Obligor shall take all steps necessary to ensure that the Common Shares and any Common Shares issued to Debentureholder pursuant to this Debenture, are listed and posted for trading on any stock exchange which Debtor’s Common Shares are posted and listed for trading on (subject, in the case of any Common Shares issued to Debentureholder pursuant to the terms hereof, to any applicable hold periods, not to exceed six (6) months plus one (1) day), and will use commercially reasonable efforts to maintain such listing and posting for trading of such Common Shares on the Stock Exchange, and will use commercially reasonable efforts to maintain Debtor’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation.

(l)	Reporting. The Obligors shall deliver the following to Debentureholder:

(i)	monthly, quarterly and annual customary operational, exploration and financial reports, to be provided within ten (10) Business Days of completion, provided that monthly reports are only to be provided if, as and when prepared by or on behalf of either Obligor;

(ii)	promptly upon preparation thereof, reasonably detailed environmental reports, reports on safety and community matters, operational budgets, annual production forecast, and life of mine operating plans (and notice of any material change to the life of mine operating plan promptly following such change);

(iii)	annual reserve and resource reports prepared in accordance with NI 43-101;

(iv)	annual reports detailing reconciliation of resource model, mine grade control and process facilities;

(v)	any other material engineering or economic studies (as and when prepared);

(vi)	within five (5) Business Days of the end of each six month period ending June 30 and December 31 of each calendar year, a list of the Mining Rights underlying the Property or any changes from the prior list delivered in accordance with this Section 12(l)(vi);

(vii)	copies of all material contracts, studies or reports relating to the Property, the Mine or the Products that may be reasonably requested by Debentureholder and promptly following the receipt thereof copies of any notice of default, termination or enforcement action under any such contract or occurrence of any other material event in respect of the Property or Mine;

(viii)	notice of any other material event concerning the Project, the Property, either Obligor including any force majeure, labour or civil disruption, actual or threatened legal action, actual or threatened withdrawal of any permit or third-party approval, any material human rights, community, health and safety, other social, animal welfare, conservation, other environmental, or corporate governance controversies or initiatives or any change in law materially impacting the Property;

(ix)	within ninety (90) days of the end of each fiscal year and to the extent prepared by management, Debtor shall deliver to Debentureholder its unaudited, unconsolidated financial statements and to the extent prepared and delivered to any third party, its audited unconsolidated financial statements; and

(x)	such other operational, exploration and financial information concerning the Obligors or the Project as Debentureholder shall reasonably request from time to time.

(m)	Further Assurances. Each Obligor will, and will cause any Subsidiary to, execute and deliver to Debentureholder all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of Debentureholder, to carry out the purpose of the Transaction Documents or any other document to which it is a party or to enable Debentureholder to exercise and enforce its rights under hereunder or thereunder. For greater certainty, Debtor will cause to be delivered all such certificates and legal opinions as may be required to remove the legends on this Debenture or the Common Shares issued hereunder upon the expiry of the applicable hold periods.

(n)	Cash Balance. Each Obligor shall maintain at all times a positive cash balance.

(o)	Working Capital. Each Obligor will maintain positive working capital as at the end of each financial quarter, as determined from Debtor’s most recent annual and quarterly financial statements that are filed and available on SEDAR+ and/or EDGAR, where working capital is the current assets less the current liabilities (both as defined by US GAAP) of Debtor on a consolidated basis, but (i) excluding any non-cash liabilities included in the calculation of current liabilities, (ii) except for the fiscal quarter during which this Debenture matures and the immediately preceding fiscal quarter, excluding the principal due at maturity of the Convertible Debentures, (iii) except for the fiscal quarter during which the principal amount of the Indebtedness referred to in paragraph (j) of the definition of Permitted Indebtedness matures and the immediately preceding fiscal quarter, excluding such principal amount due at maturity of such Indebtedness, (iv) excluding royalty payments owing under the Royalty Agreements, in each case, in the ordinary course of business during the applicable twelve (12) month period, and (v) including the net proceeds of any debt or equity financing received between the relevant quarterly or annual filing date and the applicable reporting date or during the relevant Cure Period.

(p)	Indebtedness. The Obligors shall not create, incur, assume or permit to exist any Funded Debt other than Permitted Indebtedness.

(q)	No Liens. The Obligors shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Obligors or any one of them except Permitted Liens.

(r)	No Dispositions. The Obligors shall not Dispose of (whether in one or a series of transactions) any of the Property or any Project Assets, or enter into any agreement to do any of the foregoing, except for (i) the sale of inventory in the ordinary course of business, or (ii) the sale of equipment that is obsolete, surplus, worn out or no longer useful for the purposes of constructing and developing the Project. Without limiting the generality of the foregoing, Debtor shall not Dispose of any of the Equity Securities in the capital of Guarantor.

(s)	No Investments. No Obligor shall make (i) any direct or indirect investment in or purchase or other acquisition of Equity Securities of any other Person, (ii) any loan or advance to, purchase of debt securities of, or arrangement for the purpose of providing credit to (excluding extensions of trade credit in the ordinary course of business in accordance with customary commercial terms) any other Person, or (iii) any capital contribution to (whether by means of a transfer of cash or other property or any payment for property or services for the account or use of) any other Person; except:

(i)	investments (including by subscription in Equity Securities of), loans, advances or capital contributions made by Debtor in or to Guarantor;

(ii)	investments, advances or capital contributions in connection with a joint venture between Debtor and MineWater Finance LLC relating to the London mining district in Colorado, as publicly disclosed by Debtor on October 4, 2021, provided that, and only to the extent that, such investments, advances or capital contributions are set out in Debtor’s board-approved Project Financial Plan (as defined in the Exclusivity Agreement) that has been approved by Debentureholder; or

(iii)	with the prior written consent of Debentureholder not to be unreasonably withheld.

(t)	No Acquisitions. No Obligor shall purchase or otherwise acquire regardless of how accomplished or effected, (i) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of equity interest in, such other Person so that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the property of any other Person, or (ii) any division, business, operation or undertaking of any other Person or of all or substantially all of the property of any division, business, operation or undertaking of any other Person; except for the acquisition of the Property from Placer Mining Inc. or with the prior written consent of Debentureholder, such consent not to be unreasonably withheld.

(u)	No Distributions. No Obligor shall (i) retire, redeem, retract, purchase or otherwise acquire any Equity Securities of such Obligor, (ii) declare or pay any dividend, return of capital or other distribution (in cash, securities or other property, or otherwise) of, on or in respect of, any Equity Securities of such Obligor, (iii) make any payment or distribution (in cash, securities or other property, or otherwise) on or in respect of, its Equity Securities, (iv) pay, redeem, repurchase or otherwise acquire any Funded Debt, including any payment on account of principal, interest, bonus, premium, make-whole or otherwise; or (v) pay any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or gratuity, to any Related Party of such Person or to any director or officer thereof, excluding, for greater certainty, (A) employment compensation in the ordinary course of business, and (B) where and to the extent the proceeds of any payment or distribution referred to in clauses (i) through (iv) above are used solely to (I) fund the payment of any PF Obligations or other Permitted Indebtedness, (II) fund the scheduled payment of the obligations owing to the EPA under the EPA Settlement Agreement and (III) pay the reasonable annual overhead expenses of Debtor and those that relate to the administration and management of the Guarantor, the Mining Rights, the Project and the Project Assets.

(v)	EPA Settlement. Each Obligor shall provide all such bonds, letters of credit and other assurances, indemnifications, instruments and documents as may be required to complete the Obligors’ financial assurance obligations under the EPA Settlement Agreement and shall take all such actions and steps and do all such things as may be required to cause the release of the Liens in favour of the EPA as soon as reasonably practicable. Each Obligor shall comply in all respects with its obligations under the EPA Settlement Agreement and in all material respects with all other agreements, Authorizations and Other Rights necessary for the construction, development and operation of the Project as contemplated by the current development or mine plan.

(w)	Project Maintenance. Each Obligor shall all times do or cause to be done all things necessary to maintain the Project in good standing, including paying or causing to be paid all Taxes owing in respect of the Project Assets, performing or causing to be performed all required assessment work thereon, paying or causing to be paid all maintenance fees and other amounts owing in respect of the Project Assets, paying or causing to be paid all rents and other payments in respect of leased properties forming a part thereof and otherwise maintaining the Property and other Project Assets in accordance with Applicable Laws;

If an Obligor fails to perform any covenant or any other provision of any of the Credit Documents, Debentureholder may, in its discretion, perform any such covenant capable of being performed by it, and if any such covenant requires the payment of money Debentureholder may, in its discretion, make any such payments. All sums so expended by Debentureholder shall be payable on demand and, until paid, shall be added to, and be deemed to be included in the Obligations and shall bear interest at the same rate applicable to principal.

13.	DEFAULT

(a)	The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Debenture:

(i)	Payment. If Debtor fails to pay any Principal Amount when due hereunder or fails to pay interest or any other amount when due hereunder and, in the case of interest or such other amount, such failure remains outstanding and unremedied for two (2) Business Days;

(ii)	Representations and Warranties. If any representation or warranty made in any of the Credit Documents by either Obligor, or if any certificate or opinion furnished to Debentureholder pursuant to the provisions hereof proves to have been materially incorrect, incomplete or misleading as of the time made or repeated or deemed to be made or repeated, and such inaccuracy is not remedied within the Cure Period;

(iii)	Failure to Perform. Other than as otherwise specified in Section 13(a), if an Obligor defaults in the performance of any of its covenants or obligations under any of the Credit Documents or Project Finance Documents and provided that such default is capable of being remedied, and such default is not remedied within the Cure Period;

(iv)	Cross Default. Either Obligor (i) fails to make any payment when such payment is due and payable to any Person in relation to any Indebtedness having a principal amount in excess of US$250,000 (including any other Convertible Debenture, the Loan Agreement and any other Project Finance Document), and any applicable grace period in relation thereto has expired, or (ii) defaults in the observance or performance of any other agreement or condition in relation to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs or condition exists, the effect of which default or other condition, if not remedied within any applicable grace period, would be to cause, or to permit the holder of such Indebtedness to declare such Indebtedness to become due prior to its stated maturity date;

(v)	Material Permits and Condemnation. Any Governmental Authority directly or indirectly condemns, expropriates, nationalizes, seizes or appropriates any material portion of the Property or the Project Assets or any Required Authorization or Other Right necessary for the construction and operation of the Project that has been previously obtained by any Obligor is suspended, cancelled, revoked, forfeited, surrendered, refused renewal or terminated (whether in whole or in part) or otherwise is not, or ceases to be, in full force and effect at any time;

(vi)	Insolvency. If either Obligor fails to pay its debts generally as they fall due or suspends making payments on all or any class of its debts or announces an intention to do so or begins negotiations with one or more creditors with a view to rescheduling any of its indebtedness;

(vii)	Illegality. If it becomes unlawful for any Obligor to perform any of its obligations under any of the Transaction Documents or any of its obligations under any Transaction Document cease to be valid, binding or enforceable or any Obligor repudiates or contests, in whole or in part, any obligations under any Transaction Document;

(viii)	Bankruptcy or Similar Proceedings. Upon the occurrence of an Insolvency Event affecting any Obligor or any Subsidiary of Debtor;

(ix)	Material Adverse Effect. If an event or series of events occur which has or with the passage of time or notice or both, would have a Material Adverse Effect;

(x)	Loss of Perfected Lien. If any of the Liens created under the Security shall cease to be a valid and perfected first priority lien on any Collateral thereunder or any Project Assets intended to be Collateral thereunder, subject only to Permitted Liens which rank by law in priority;

(xi)	Surety Indemnities. If either Obligor fails to make any payment as and when due and payable and owing to the Sureties or defaults in the observance or performance of any other agreement or condition in any Indemnity or any other agreement with a Surety.

(xii)	Judgment. If one or more final judgments or decrees for the payment of (A) in the case of any judgment or decree in respect of obligations or other arrangements with Debentureholder or any of its Affiliates (including funds managed by any of its Affiliates), any money, or (B) in any other case, money in excess of US$500,000 in the aggregate for all such cases and no more than US$250,000 in any one year period, shall have been obtained or entered against an Obligor or any of its Subsidiaries provided such judgments or decrees shall not have been and remain vacated, discharged or stayed pending appeal within the applicable appeal period; or

(xiii)	Authorizations. If any Authorization by a Governmental Authority necessary for the performance of any obligation of an Obligor or any Subsidiary of Debtor under any Credit Document ceases to be in full force and effect.

(b)	Upon the occurrence of an Event of Default under Section 13(a)(viii), the Obligations shall automatically and immediately become due and payable and upon the occurrence and during the continuance of any other Event of Default, Debentureholder may, by notice given to Debtor, declare all or part of Obligations to be due and payable either on demand or to be immediately due and payable without demand, in each case, all without presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Obligors. The Obligations due and payable upon a declaration or automatic acceleration pursuant to this Section 13(b) will include the Prepayment Interest Premium. Each Obligor acknowledges and agrees that any such prepayment prior to the Maturity Date is subject to the Prepayment Interest Premium and that such amount represents a reasonable estimate of fair compensation payable to Debentureholder for the losses suffered by early prepayment and such amount is in the nature of liquidated damages and not a penalty.

(c)	Upon any such declaration or automatic acceleration pursuant to Section 13(b), Debentureholder may, in its discretion, exercise any right or recourse and proceed by any action, suit, remedy or proceeding against the Obligors authorized or permitted by law for the recovery of the Obligations including bringing an action or instituting proceedings for damages or specific performance.

(d)	Upon the occurrence and during the continuance of an Event of Default, the Security Agent shall at the request of, or may with the consent of, the Majority Creditors (as defined in the Security Sharing Agreement) realize upon the Collateral and enforce the rights of the Security Agent and the Sprott Entities under the Security.

(e)	The rights and remedies of Debentureholder and the Security Agent hereunder and under the Security are cumulative and are in addition to and not in substitution for any other rights or remedies available at law or in equity or otherwise. No single or partial exercise by Debentureholder or the Security Agent of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which Debentureholder or the Security Agent may be entitled.

(f)	No failure on the part of Debentureholder or the Security Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Any waiver by Debentureholder of the strict compliance with any term any Credit Document will not be deemed to be a waiver of any subsequent Event of Default.

14.	DEFINITIONS AND INTERPRETATION

(a)	Definitions. For the purposes of this Debenture and the Exhibits hereto, capitalized words and phrases shall have the meanings set forth in Exhibit “A” and the meanings given to the defined terms set out in bold in the recitals.

(b)	Accounting Principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of the Credit Documents, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with US GAAP.

(c)	Terms Generally. Words importing the singular number include the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All forms of “include” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall have the same meaning and effect as “shall”. Unless the context requires otherwise (i) reference to any agreement or other document herein shall be construed as referring to such agreement or other document as from time to time amended (subject to any restrictions on such amendment set forth herein), (ii) reference to any Person shall be construed to include such Person’s successors and assigns, (iii) “herein”, “hereof” and “hereunder”, and similar words shall be construed to refer to this Debenture in its entirety and not to any particular provision hereof, and (iv) all references to sections, schedules and exhibits shall be construed to refer to sections of, schedules to and exhibits to this Debenture, and all such schedules and exhibits shall form part of this Debenture. The term “Debenture” and any reference in this Debenture to this Debenture or any other agreement, document or other instrument includes, and is a reference to, this Debenture or such other agreement, document or other instrument as it may have been, or may from time to time be, amended, restated, replaced, modified, supplemented or novated and includes all schedules, exhibits, appendixes or attachments thereto or incorporated by reference therein. The terms “conversion”, “convert”, “convertible” used in this Debenture and the Exhibits hereto shall be interpreted and deemed to mean with respect to the conversion of interest into Common Shares, the payment of accrued and unpaid interest owing hereunder through the issuance of Common Shares, and (y) with respect to the conversion of the outstanding Principal Amount into Common Shares, the election by Debentureholder to receive payment of the Principal Amount through the issuance of Common Shares.

(d)	Security. It is hereby acknowledged and agreed that the Debentureholder is a Sprott Entity and that this Debenture has the benefit of all security delivered by the Obligors, or any one of them, in favour of the Security Agent or any other Sprott Entity as security for the PF Obligations, including the Security Documents.

15.	NOTICE

Any notice or written communication given pursuant to or in connection with this Debenture shall be in writing and shall be given by delivering the same personally or by prepaid courier, prepaid registered mail, or email, addressed to the party to be notified at the following address of such party or at such other address of which such party has given notice to the other party hereto:

for an Obligor,

Bunker Hill Mining Corp.
300-1055 West Hastings Street
Vancouver, British Columbia, V6E 2E9

Attention:	Gerbrand van Heerden, CFO & Corporate Secretary
Email:	[***]

for Debentureholder,

[***]

Attention:	[***]
Email:	[***]

Any such notice shall be conclusively deemed to have been given and received on the day of actual receipt by the addressee or, if given by prepaid registered or certified mail, on the fifth (5th) day following the mailing date (absent a general disruption in postal service). A party may change its address by notice given in accordance with this Section to the other parties.

16.	CONFIDENTIALITY

(a)	Subject to Section 16(b), neither Debentureholder nor the Obligors shall, without the express written consent of the other (which consent shall not be unreasonably withheld), disclose any non-public information in respect of the terms of the Credit Documents or otherwise received under or in conjunction with the Credit Documents, and none of Debentureholder and the Obligors shall issue any press releases concerning the terms of any Credit Document without the consent of the other after such parties having first reviewed the terms of such press release.

(b)	Notwithstanding the foregoing, Debentureholder and the Obligors may disclose non-public information in respect of the terms of the Credit Documents or otherwise received under or in conjunction with the Credit Documents in the following circumstances:

(i)	to (A) its limited partners, investors, auditor, legal counsel, lenders, underwriters, investment bankers and technical consultants, and (B) Persons with which it is considering or intends to enter into a transaction which would be permitted hereunder without the consent of the other party under this Debenture for which such non-public information would reasonably be relevant (and to advisors and representatives of any such Person); provided that such disclosure is made on a need to know basis and that such Persons are advised of the confidential nature of the non-public information, undertake to maintain the confidentiality of it and are strictly limited in their use of the non-public information to those purposes necessary for such Persons to perform the services for which they were, or are proposed to be, retained or to consider or effect the applicable transaction, or to monitor their investments in the case of limited partners or investors, as applicable;

(ii)	where disclosure is necessary to comply with Applicable Laws, court order or regulatory request, provided that (A) such disclosure is limited to only that non-public information so required to be disclosed, and (B) the party required to disclose such information shall promptly notify the other party in writing to permit the other party, at its own expense, to have an opportunity to contest or seek to obtain an injunction or protective order or other remedy restricting the disclosure of such non-public information and, where applicable, that the party required to disclose such information has taken commercially reasonable efforts to avail itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled;

(iii)	for the purposes of the preparation and conduct of any court proceeding commenced under Section 20(b);

(iv)	where disclosure is required under Applicable Laws in connection with any initial public offering or subsequent public offering of securities of any Obligor or of Debentureholder or any Affiliate thereof;

(v)	with the express written consent of the other party, such approval not to be unreasonably withheld, conditioned or delayed; and

(vi)	to its Affiliates and those of its and its Affiliates’ directors, officers, employees, advisors and representatives who need to have knowledge of the non-public information and each such Person to whom the non-public information is disclosed is directed to comply with these terms of confidentiality (or is bound by professional obligations to maintain confidentiality).

(c)	Each party shall ensure that its Affiliates who receive any non-public information pursuant to this Debenture and its and such Affiliates’ employees, directors, officers, advisors and representatives and those Persons listed in Section 16(b)(i) are made aware of this Section 16 and comply with the provisions of this Section 16. Each party shall be liable to the other party for any improper use or disclosure of such terms or information by such Persons.

(d)	For the purposes of this Section 16, the Obligors are one party and Debentureholder is the other party.

17.	EXPENSES

The Obligors will reimburse Debentureholder within thirty (30) days of Debentureholder providing a written invoice and supporting documentation in respect thereof, all of Debentureholder’s reasonable out-of-pocket costs and expenses incurred in respect of the negotiation, registration, enforcement of, or the preservation of rights under the Credit Documents, including the reasonable fees and expenses of legal counsel for Debentureholder in connection therewith.

18.	INDEMNIFICATION

Each Obligor hereby indemnifies Debentureholder, its affiliates and their respective directors, officers and employees, from and against, any claim, damage, loss, liability, judgment, suit, cost or expense of any kind (including reasonable fees and expenses of counsel), arising directly out of:

(a)	any breach by an Obligor of any representation, warranty or covenant contained herein; and

(b)	the enforcement by Debentureholder of any right or remedy hereunder.

19.	SUCCESSORS AND ASSIGNS, WAIVER AND ACKNOWLEDGEMENT

(a)	Neither Obligor may transfer, assign or convey any of its obligations under the Credit Documents to any Person without the prior written consent of Debentureholder. Debentureholder may transfer, assign or convey the Credit Documents or any of its rights or obligations thereunder, in whole or in part, without the consent of the Obligors.

(b)	This Debenture shall be binding upon each Obligor and its successors and permitted assigns and shall enure to the benefit of Debentureholder and its successors and assigns. Any reference herein to Debentureholder shall include its successors and assigns as if specifically named. This Debenture is a negotiable instrument. Presentment for payment, demand, protest, notice of protest, notice of dishonour and statutory days of grace respecting this Debenture are hereby waived.

20.	GOVERNING LAW AND JURISDICTION

(a)	This Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than the conflict of laws rules).

(b)	Each Obligor agrees that any legal proceeding with respect to this Debenture or to enforce any judgment obtained against the Obligor may be brought by Debentureholder in the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where an Obligor may have assets or carries on business, and each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. Each Obligor agrees that a final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment will be conclusive evidence of the fact and of the amount of the Obligations hereunder) or by such other means provided by law.

21.	SEVERABILITY OF PROVISIONS

Any provision of this Debenture that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

22.	ENTIRE AGREEMENT

The Credit Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements or understandings, written or oral, with respect thereto. Except as otherwise provided in Section 10.6(b), this Debenture shall not be amended except by the written agreement between Debentureholder and each Obligor.

23.	SURVIVAL

The provisions of Sections 6 (Taxes), 16 (Confidentiality), 17 (Expenses), 18 (Indemnification) and 20 (Governing Law and Jurisdiction), shall in each case survive any termination of this Debenture and the payment in full of the Obligations.

24.	JUDGMENT CURRENCY

(a)	If, for the purpose of obtaining or enforcing judgment against the Obligors in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 24 referred to as the “Judgment Currency”) an amount due in another currency (such other currency being hereinafter in this Section 24 referred to as the “Indebtedness Currency”) under this Debenture, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding:

(i)	the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii)	the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 24(a)(ii) being hereinafter in this Section 24 referred to as the “Judgment Conversion Date”).

(b)	If, in the case of any proceeding in the court of any jurisdiction referred to in Section 24(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Obligors shall pay to Debentureholder such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)	Any amount due from the Obligors under the provisions of Section 24(b) shall be due to Debentureholder as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Debenture.

(d)	The term “rate of exchange” in this Section 24 means the daily rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.

25.	CURRENCY CONVERSIONS

Except as otherwise provided in this Debenture, to the extent that it may be necessary to convert Canadian dollars to US dollars for the purpose of making any payment or calculation in this Debenture, such conversion shall be made at the Bank of Canada daily average rate quoted for the exchange of Canadian dollars into US dollars or vice versa, on the Business Day prior to the date the conversion is to take place.

26.	TIME

Time is and will be of the essence of each and every provision of this Debenture.

27.	COUNTERPARTS

This Debenture and any schedules, certificates or other writing delivered in connection herewith, may be executed in any number of counterparts and by facsimile or electronic means, with the same effect as if all parties had all signed the same document, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Debenture and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

[Signature pages immediately follow]

IN WITNESS WHEREOF each Obligor and Debentureholder has executed this Debenture under the hands of its duly authorized officers in that behalf.

bunker hill mining corp.

Per:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

SILVER VALLEY METALS corp.

Per:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

The undersigned agrees to be bound by Debentureholder’s covenants contained herein.

[***]

Per:	[***]
Name:	[***]
Title:	[***]

The undersigned agrees to be bound by the covenants of the Administrative Agent and the Security Agent contained herein.

[***]

Per:	[***]
Name:	[***]
Title:	[***]

A-1

EXHIBIT “A”
DEFINITIONS

“A&R Series 1 CDs” means the six (6) amended and restated secured convertible debentures in the aggregate principal amount of US$6,000,000 dated as of the date hereof issued by the Debtor and Guarantor, to and in favour of [***], [***] and [***], each as holder.

“A&R Series 2 CDs” means the three (3) amended and restated series 2 secured convertible debentures in the aggregate principal amount of US$15,000,000 dated as of the date hereof issued by the Debtor and the Guarantor to and in favour of [***], each as holder.

“Administrative Agent” means [***], an Ontario limited partnership, in its capacity as agent for Debentureholder hereunder, and any successor agent appointed from time to time by Debentureholder and their successors and permitted assigns.

“Affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or by contract or otherwise, provided that, for the purposes of this Debenture, a Debentureholder shall not be deemed an Affiliate of any Obligor.

“Anti-Bribery Laws” has the meaning ascribed thereto in Exhibit “C”.

“Anti-Money Laundering Laws” has the meaning ascribed thereto in Exhibit “C”.

“Applicable Law” means any federal, provincial, state, local or municipal statute, law (including the common law), ordinance, rule having the force of law, regulation, by-law (zoning or otherwise) or order of any Governmental Authority or rule of any stock exchange or securities commission, applicable to a Person or any of its properties, assets, business or operations.

“Applicable Securities Legislation” means all applicable securities laws of each of the jurisdictions in which Debtor is a “reporting issuer” and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of such jurisdictions.

“Authorization” means any consent, registration, filing, agreement, certificate, license, approval, permit, authority or exemption from, by or with any Governmental Authority and all corporate, creditors’ and shareholders’ approvals or consents.

“Books and Records” means all records (whether or not recorded on computer or computer related media) in the possession or control of an Obligor relating in whole or in part to the business of an Obligor, including any business, financial, accounting or Tax records.

A-2

“Business Day” means any day, other than a Saturday, a Sunday, a statutory holiday or any day on which major banks are closed for business in Kellogg, Idaho or Toronto, Ontario.

“Capital Reorganization” has the meaning ascribed thereto in Section 10.6(b) of this Debenture.

“CD Holders” means the holders of the Convertible Debentures from time to time.

“Cdn.$” means the lawful currency of Canada.

“Claim” means any act, omission or state of facts and any complaint, litigation, demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto.

“Collateral” means all property and assets (whether real, personal or other and including Equity Securities) of the Obligors in which charges, mortgages or security interests are granted or purported to be granted pursuant to the Security.

“Common Shares” has the meaning ascribed thereto in Section 10.1(a) of this Debenture.

“Control” means the right, directly or indirectly, to direct or cause the direction of the management of the business or affairs of a Person, whether by ownership of securities, by contract or otherwise; and “Controls”, “Controlling”, “Controlled by” and “under common Control with” have corresponding meanings.

“Convertible Debentures” means, collectively, (i) the A&R Series 1 CDs; (ii) the A&R Series 2 CDs; and (iii) the Series 3 Convertible Debentures.

“Credit Documents” means collectively, this Debenture, the Guarantee, the Security and any documents entered into from time to time in respect of any of the foregoing and “Credit Document” means each of them.

“Cure Period” means a period of fifteen (15) Business Days following the earlier of (a) delivery by Debentureholder to the Obligors of written notice of a breach or default, and (b) an Obligor becoming aware of such breach or default

“Debenture” has the meaning ascribed thereto in Section 1 hereof.

“Debentureholder” has the meaning ascribed thereto in Section 1 of this Debenture.

“Debentureholder Conversion Date” has the meaning ascribed thereto in Section 10.4(b) of this Debenture.

“Debentureholder Conversion Form” has the meaning ascribed thereto in Section 10.4(a) of this Debenture.

“Debentureholder Conversion Price” means US$0.105 per Common Share, as such price per Common Share may be adjusted from time to time in accordance with the terms of this Debenture.

“Debtor” has the meaning ascribed thereto in Section 1 of this Debenture.

“Debtor Interest Conversion Date” has the meaning ascribed thereto in Section 10.2(b) of this Debenture.

A-3

“Debtor Interest Conversion Form” has the meaning ascribed thereto in Section 10.2(a) of this Debenture.

“Debtor Interest Conversion Price” means the greater of the US Dollar Equivalent Amount of (a) NINETY per cent (90%) of the ten (10) day volume weighted average trading price in Canadian dollars of the Common Shares of Debtor on the Stock Exchange, ending as of the second Business Day prior to the Debtor Interest Conversion Date, and (b) the minimum price permitted by the Stock Exchange.

“Debtor Relief Laws” shall mean Title 11 of the United States Code entitled “Bankruptcy”, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), and all other liquidation, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect including any proceeding under corporate law or other law of any jurisdiction whereby a corporation seeks a stay or a compromise of the claims of its creditors against it, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.

“Disclosure Letter” means the letter of disclosure (including the schedules thereto) dated on the date hereof, executed by the Obligors and delivered to Debentureholder concurrently with this Debenture.

“Disposition” means, with respect to any asset (including any Property) of any Person, any direct or indirect sale, lease (where such Person is the lessor), assignment, cession, transfer, exchange, conveyance, release or gift of such asset, including by means of a sale and leaseback transaction, or any reorganization, consolidation, amalgamation or merger of such Person pursuant to which such asset becomes the property of any other Person; and “Dispose” and “Disposed” have meanings correlative thereto.

“Effective Date” means the date of this Debenture.

“EPA” means the United States Environmental Protection Agency.

“EPA Settlement Agreement” means the Consent Decree between the United States of America and Placer Mining Company, Inc., filed with the United States District Court District of Idaho on March 3, 2018 and approved on June 19, 2018 and the Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp., dated as effective May 15, 2018 (EPA Region 10 CERCLA Docket No. 10-2017-0123), as amended by the First Amendment To The Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp, dated as effective December 19, 2021.

“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.

A-4

“Event of Default” has the meaning ascribed thereto in Section 13 of this Debenture.

“EXIM Term Loan” has the meaning ascribed thereto in paragraph (h)(iii) of the definition of Permitted Indebtedness.

“Excluded Taxes” means, with respect to Debentureholder, income or franchise Taxes imposed on (or measured by) its taxable income or capital Taxes imposed on (or measured by) its taxable capital, in each case by Canada, or by the jurisdiction under the Applicable Law of which such recipient is organized or in which its principal lending office is located.

“Exclusivity Agreement” means the exclusivity agreement dated as of January 7, 2022 between [***] and the Obligors, as amended by the First Omnibus Amendment and the Second Omnibus Amendment and as the same may be further amended, amended and restated, modified and supplemented or replaced from time to time.

“First Omnibus Amendment” means the omnibus amendment agreement dated January 28, 2022 between the Obligors, and SPRSR, in its own capacity and as Security Agent.

“Funded Debt” means:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, bills or other similar instruments;

(b)	all obligations, contingent or otherwise, relative to the face amount of all letters of credit or letters of guarantee, whether or not drawn, and banker’s acceptances issued for such Person’s account;

(c)	all obligations of such Person under any lease that is required to be classified and accounted for as a capital or finance lease for financial accounting purposes or under any synthetic lease, tax retention, operating lease or other lease that, in each case, has substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement;

(d)	all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business);

(e)	all indebtedness of another Person secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property owned by such Person, even if such Person has not assumed or become liable for the payment of such obligations or such obligations are limited in recourse;

(f)	all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); and

(g)	all guarantees, indemnities and other obligations (contingent or otherwise) of such Person in respect of Indebtedness of another Person.

A-5

“Good Practice Standards” means, in relation to mining (including all relevant disciplines pertaining thereto, such as metallurgy, processing, engineering, environmental and governance matters, relations with community and indigenous peoples and other social matters), those policies, practices, methods and acts engaged in or approved by a Person which, in the conduct of its undertaking, exercises that degree of safe and efficient practice, diligence, prudence, and foresight reasonably and ordinarily exercised and most commonly accepted by reputable, skilled and experienced operators engaged in the mining industry in the United States.

“Governmental Authority” means any government whether federal, provincial, state or municipal and any governmental agency, governmental authority, governmental tribunal, court, governmental commission (including a securities commission) of any kind whatsoever, any subdivision, agency, commission, board or authority of any of the foregoing or any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the amount of any of the foregoing or any stock exchange or securities commission, having jurisdiction.

“Guarantees” and “Guarantee” have the meaning ascribed thereto in Section 8 of this Debenture.

“Guarantor” has the meaning ascribed thereto in Section 1 of this Debenture.

“Indebtedness” means, with respect to each Obligor, all and any indebtedness of such Obligor, whether absolute or contingent.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnities” means, collectively, the indemnity agreements made by the Obligors in favour of the Sureties in respect of the surety or performance bonds to be provided to the EPA and referred to in paragraph (f) of the definition of Permitted Indebtedness, and “Indemnity” means any one of them.

“Insolvency Event” means, in respect of any Person, any one or more of the following events or circumstances whereby such Person (a) becomes insolvent or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, (b) admits in writing its inability to pay its debts generally or declares any general moratorium on its indebtedness or proposes a compromise or arrangement between it and any class of its creditors or makes a general assignment for the benefit of creditors, (c) institutes or has instituted against it any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, dissolution, winding-up, administration, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any Debtor Relief Law, or (iii) the entry of an order for relief or the appointment of or the taking of possession by, a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for the Person or any substantial part of its respective property and, in the case of any such proceeding instituted against it (but not instituted by it) either such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof, such Person fails to diligently and actively oppose such proceeding, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for it or for any substantial part of its properties and assets) occurs, or such Person files an answer admitting the material allegations of a petition or motion filed against it in any such proceeding, (d) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in the foregoing paragraphs (a) through (c) or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof, or (e) such Person’s working capital is negative in its most recent annual financial statements and quarterly financial statements, where working capital is the current assets less the current liabilities (both as defined by US GAAP).

A-6

“Legal Proceedings” means any action, suit, proceeding, demand, assessment, judgment, litigation, hearing, Claim, grievance, arbitration or administrative proceeding or other proceeding or dispute resolution process and includes any appeal, settlement or compromise relating then or review and any application for same.

“Lenders” means, collectively, [***] and [***], as lenders under the Loan Agreement.

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec (whether movable or immovable), hypothecation, encumbrance, charge, security interest, adverse claim, defect to title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such asset, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

“Loan Agreement” means the amended and restated loan agreement dated as of the date hereof, between the Debtor, as borrower, the Guarantor, as guarantor, [***], as agent for the Lenders, and the Lenders.

“Material Adverse Effect” means any event, occurrence, change or effect that, when taken individually or together with all other events, occurrences, changes or effects:

(a)	materially limits, restricts or impairs, or is reasonably likely to materially limit, restrict or impair (i) the condition, financial or otherwise, earnings, operations, assets, business affairs or business prospects of an Obligor, (ii) the ability of an Obligor to perform its payment or other obligations under any Transaction Document, (iii) the development or operation of the Project substantially in accordance with the mine or development plan then in effect immediately prior to the occurrence of such event, occurrence, change or effect, or (iv) the legality, validity or enforceability of the Credit Documents, or the rights and remedies available to Debentureholder hereunder and thereunder;

(b)	causes or is reasonably likely to cause any significant decrease to expected silver, lead or zinc production from the Property based on the mine or development plan then in effect immediately prior to the occurrence of such event, occurrence, change or effect;

provided that (x) changes to commodity prices and (y) events, occurrences, changes or effects affecting operators of mining and processing facilities in the US similar to those related to the Project generally, which do not have a disproportionate effect on the Obligors, shall not be a Material Adverse Effect or be taken into account in determining whether there has been or will be a Material Adverse Effect.

“Maturity Date” has the meaning ascribed thereto in Section 1 of this Debenture.

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“Mine” means the Bunker Hill Mine located in the Coeur D’Alene Mining District in the cities of Kellogg and Wardner and in Shoshone County, Idaho, USA.

“Mining Rights” means any mining claims, mining leases, mineral claims, mining concessions, mineral concessions, exploration permits or licenses, mining licenses, forms of mineral tenure or other rights to Products or to access and work upon lands, such as ownership and ancillary rights, surface rights, leasing agreements, lands temporal occupation agreements or otherwise, for the purpose of exploring, exploiting or benefiting Products, under the terms of Applicable Laws, whether contractual, statutory or otherwise, or any interest therein whether now owned or hereafter acquired. “Mining Rights” includes any amendments, relocations, adjustments, resurvey, additional locations, consolidation, derived rights or conversions of, or any renewal, replacement, amendment or other modification or extensions of any of the foregoing.

“Mortgage” means the mortgage, assignment of production, assignment of leases and rents, security agreement, financing statement and fixture filing dated as of January 28, 2022 between Guarantor and the Security Agent; as amended by as amended by a first amendment to mortgage, assignment of production, assignment of leases and rents, security agreement, financing statement and fixtures filing dated June 17, 2022, a second amendment to mortgage, assignment of production, assignment of leases and rents, security agreement, financing statement and fixtures filing dated August 8, 2024, a third amendment to mortgage, assignment of production, assignment of leases and rents, security agreement, financing statement and fixtures filing dated December 19, 2024, a fourth amendment to mortgage, assignment of production, assignment of leases and rents, security agreement, financing statement and fixtures filing dated the date hereof and as the same may be further amended, amended and restated, modified, supplemented or replaced from time to time.

“Obligations” means all indebtedness, liabilities and other obligations of Obligors to Debentureholder hereunder and under the other Credit Documents.

“Obligors” means, collectively, Debtor and Guarantor and “Obligor” means any one of them.

“Other Rights” means all licenses, approvals, authorizations, consents, rights (including surface rights, access rights and rights of way), privileges, concessions or franchises held by the Obligors or required to be obtained from any Person (other than a Governmental Authority), for the construction, development and operation of the Mine, as such construction, development and operation is contemplated by the current or then applicable development or mine plan, as the case may be.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Debenture or any other Credit Document;

“Pending Event of Default” means an event which, but for the requirement for the giving of notice, lapse of time, or both, or, but for the satisfaction of any other condition subsequent to that event, would constitute an “Event of Default”.

“Permitted Indebtedness” means:

(a)	all existing Indebtedness (other than Funded Debt) incurred prior to the date hereof in the normal course of business;

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(b)	all Funded Debt set out in Section (14) of the Disclosure Letter;

(c)	all Indebtedness of each Obligor under the Series 3 Convertible Debentures, including but not limited to Indebtedness outstanding under this Debenture;

(d)	all Indebtedness of each Obligor owing to the EPA under the EPA Settlement Agreement with respect to the Mine;

(e)	unsecured Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, which are either not overdue or, if disputed and in that case whether or not overdue, are being contested in good faith by any Obligor by appropriate proceedings diligently conducted, and provided always that the failure to pay such Indebtedness would not involve and material risk of loss of any material part of its assets;

(f)	obligations in respect of surety or performance bonds and/or letters of credit required to be provided to the EPA as set out in Section (14) of the Disclosure Letter or otherwise with the prior written consent of Debentureholder, such consent not to be unreasonably withheld or delayed, obligations in respect of surety or performance bonds and/or letters of credit required to be provided to the EPA in respect of Financial Assurance (under and as defined in the EPA Settlement Agreement) of up to US$17,000,000, which obligations, in the case of surety or performance bonds, are permitted to be partially secured by letters of credit (in amounts satisfactory to the Security Agent) and otherwise secured by security ranking subordinate to the Security and subject to a subordination agreement with Debentureholder (or another Sprott Entity, as Security Agent), in form and substance satisfactory to Debentureholder (or the Security Agent), and which obligations, in the case of letters of credit, are permitted to be fully secured by cash collateral that is not subject to the Security (and the Security Agent will execute and deliver a no interest letter in respect of the Security with respect to such cash collateral, in form and substance satisfactory to the Security Agent, acting reasonably);

(g)	Indebtedness in respect of capital or finance leases or purchase money Liens permitted by paragraph (l) of the definition of “Permitted Liens”;

(h)	subject to the prior written consent of Debentureholder, such consent not to be unreasonably withheld or delayed:

(i)	any reclamation bonds relating to the Mine required in connection with the construction, development or operation of the Mine;

(ii)	offtake financing on terms and conditions satisfactory to the Sprott Entities; and

(iii)	Indebtedness of up to US$150,000,000 pursuant to a term loan facility owing to EXIM Bank where the proceeds are used only for the construction and development of the Mine or other general corporate purposes of the Obligors (the “EXIM Term Loan”) and provided that, if secured, the EXIM Term Loan will rank pari passu with the PF Obligations and such security will rank pari passu with the Security and EXIM Bank and the Security Agent will enter into an intercreditor agreement in form and substance satisfactory to the Security Agent;

(i)	Subordinated Intercompany Debt;

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(j)	Indebtedness owing under the Loan Agreement, the A&R Series 1 CDs and the A&R Series 2 CDs; and

(k)	any other Indebtedness consented to by Debentureholder from time to time.

“Permitted Liens” means:

(a)	liens for taxes, assessments or governmental charges of any Governmental Authority not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by appropriate proceedings, and a reserve has been established by the Obligors or the applicable Subsidiary in its Books and Records in accordance with US GAAP;

(b)	deemed liens and trusts arising by operation of law in connection with workers’ compensation, employment insurance and other social security legislation, in each case, which secure obligations not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by appropriate proceedings, and a reserve has been established by the Obligors or the applicable Subsidiary in its Books and Records in accordance with US GAAP;

(c)	liens under or pursuant to any judgment rendered, or claim filed, against any Obligor or a Subsidiary, which such Obligor or such Subsidiary shall be contesting at the time in good faith by appropriate proceedings, and a reserve has been established in its Books and Records in accordance with US GAAP;

(d)	liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which a reserve has been established by the Obligors in its Books and Records in accordance with US GAAP;

(e)	easements, rights of way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which individually or in the aggregate do not materially detract from the value of the land concerned or materially impair its use in the operation of the business of an Obligor;

(f)	the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by an Obligor or a Subsidiary or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(g)	the Lien resulting from the deposit of cash or securities (i) in connection with performance of bids, contracts, leases, tenders or expropriation proceedings, or (ii) to secure workers’ compensation, surety or appeal bonds, performance bonds, letters of credit, costs of litigation when required by law and public and statutory obligations, or (iii) in connection with the discharge of liens or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens arising in the ordinary course of business;

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(h)	security given by an Obligor or a Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Obligor or such Subsidiary, all in the ordinary course of its business;

(i)	title defects or irregularities which are of a minor nature and in the aggregate will not materially impact the use of the subject property for the purpose for which it is held;

(j)	applicable municipal and other governmental restrictions affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and will not materially impair the use of the subject property for the purpose for which it is held;

(k)	the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions and reservations to title;

(l)	Liens securing capital or finance leases or purchase money Liens relating solely to the acquisition of equipment necessary for the development, construction or operation of the Project, provided that such Liens extend only to the property clearly and individually identified as acquired or financed thereby (including the proceeds of such property) and do not extend to any other assets of an Obligor;

(m)	any operating lease entered into in the ordinary course of business; provided that the same is not a sale-leaseback;

(n)	the Security;

(o)	Liens in respect of Permitted Indebtedness that is permitted hereunder to be secured;

(p)	any other Liens of the Obligors as existing on the date hereof as disclosed in Section (29) of the Disclosure Letter;

(q)	all other Liens permitted in writing by Debentureholder.

“Person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, any Governmental Authority or any other entity recognized by law.

“PF Obligations” means, collectively, all indebtedness, liabilities and other obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by an Obligor to the Sprott Entities, or any of them, under, in connection with or pursuant to the Project Finance Documents (including the Obligations and all such indebtedness, liabilities and obligations that accrue after the commencing by or against any Obligor of any insolvency or similar proceeding).

“Prepayment Interest Premium” means, as of the date of prepayment or repayment in accordance with Section 4 or Section 13, as applicable, an amount equal to twelve (12) months interest on the Principal Amount calculated in accordance with Section 2(a) less the amount of interest received by Debentureholder on the Principal Amount (including, for certainty, interest received in Common Shares) prior to the date of prepayment.

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“Principal Amount” has the meaning ascribed thereto in Section 1 of this Debenture less any payments on account of principal or reduction of principal by way of conversion, made from time to time.

“Products” means any and all metals, minerals and products or by-products thereof, of whatever kind and nature and in whatever form or state, in, under or upon the surface or subsurface of the Property (including ore, metals, precious metals, base metals, uranium, industrial minerals, concentrates, gems, diamonds, commercially valuable rock, aggregate, clays and other minerals that are mined, excavated, extracted, recovered or otherwise produced from the Property and any ore, concentrates and other products resulting from the milling, processing or other beneficiation of such metals, minerals, products and by-products).

“Project” means the construction and development of the Mine, including the acquisition of the Mine and the settlement of liabilities owing to the EPA, when due.

“Project Assets” means, collectively:

(a)	the Property and all other Real Property;

(b)	the Products and the Other Rights;

(c)	the mining, processing, development, production, maintenance, administration, water, electrical and conveyor facilities, railway infrastructure and rolling stock, storage facilities, stockpiling facilities, shipping infrastructure, utilities, and related ancillary infrastructure, other buildings, structures, improvements, fixtures and other real and personal property, including equipment, re-commissioned, constructed, operated or otherwise used by or on behalf of Obligor to extract, beneficiate, market, transport and sell Products derived from the Property or to develop, operate or administer the Mine, whether or not located within the physical boundaries of the Property; and

(d)	any rights (including Authorizations, surface, access and water rights), privileges, concessions or franchises owned, controlled, leased or operated by or on behalf of an Obligor at any time and not included within the definition of “Property” which are required for the development and construction of the Mine and operation thereof.

“Project Finance Documents” means collectively, the A&R Series 1 CDs, A&R Series 2 CDs, the Series 3 Convertible Debentures (including this Debenture), the Exclusivity Agreement, the ROFR Agreement, the Loan Agreement, the Recapitalization Agreement, the Security Documents, the Guarantee and all other guarantees, agreements, instruments and documents from time to time delivered to or in favour of any Sprott Entity in connection with any of the foregoing agreements and includes any agreement designated from time to time by the Obligors and SPRSR as a “Project Finance Document” for purposes of the Security.

“Project Mining Claims” means the Mining Rights described in Exhibit “E” and all other Mining Rights now or hereafter owned, held, under option or under application by the Guarantor or any Affiliate thereof forming part of or related to the Mine.

“Property” means, collectively:

(a)	the Project Mining Claims and any other Mining Rights, rights or interests forming part thereof from time to time whether now owned or hereafter acquired;

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(b)	all other real property interests, mineral claims, mineral leases, mining concessions, exploration licenses, land (surface and access rights) and similar rights, concessions and interests now or hereafter owned, held, under option or under application by an Obligor or any Affiliate thereof forming part of the Mine or related to the Mine, whether created privately or by action of any Governmental Authority, including but not limited to those interests described in Schedule “F” to Royalty Agreement No. 3; and

(c)	any present or future renewals, extensions, modifications, divisions, substitutions, amalgamations, successions, derivations, severances, conversions, demise to lease, renaming or variation of any of the Project Mining Claims, Mining Rights or other rights and interests referenced in paragraph (a) of this definition.

“Quarter End” means the last day of each of March, June, September and December of each calendar year.

“Real Property” means the Property and all other real property interests, land (surface and access rights) and similar rights and interests forming part of the Mine or related to the Mine, now or hereafter owned, held, under option or under application by an Obligor, whether created privately or by action of any Governmental Authority.

“Recapitalization Agreement” has the meaning ascribed thereto in recital B of this Debenture.

“Related Party” means, with respect to any Obligor, any director, officer, employee, shareholder, partner or Affiliate of any Obligor or any other Person not dealing at arm’s length with such Obligor (within the meaning of the Income Tax Act (Canada)).

“Required Authorizations” means any and all Authorizations required to be obtained by any Obligor for the construction, development and operation of the Mine, as such construction, development and operation is contemplated by the current or then applicable development or mine plan, as the case may be.

“Restricted Person” means any Person that:

(a)	is named, identified, described in or on or included in or on any of:

(i)	the lists maintained by the Office of the Superintendent of Financial Institutions (Canada) with respect to terrorism financing, including the lists made under subsection 83.05(1) of the Criminal Code, under the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and under the United Nations Al-Qaida and Taliban Regulations;

(ii)	the Denied Persons List, the Entity List or the Unverified List, compiled by the Bureau of Industry and Security, U.S. Department of Commerce;

(iii)	the List of Statutorily Debarred Parties compiled by the U.S. Department of State;

(iv)	the Specially Designated Nationals Blocked Persons List compiled by the U.S. Office of Foreign Assets Control;

(v)	the annex to, or is otherwise subject to the provisions of, U.S. Executive Order No. 13324; or

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(vi)	any publicly available lists maintained under Applicable Laws relating to anti-terrorism or anti-money laundering matters;

(b)	is subject to:

(i)	the United Nations Act (Canada), the Special Economic Measures Act (Canada) and the Freezing of Assets of Corrupt Foreign Officials Act (Canada);

(ii)	the International Emergency Economic Powers Act, 50 U.S.C.; and

(iii)	the Trading with the Enemy Act, 50 U.S.C. App. 1.1 et seq.; or any other enabling legislation or executive order relating thereto, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56; or

(iv)	trade restrictions under any Applicable Laws; or

(c)	is a Person or entity who is an Affiliate of a Person or entity listed above.

“ROFR Agreement” means the ROFR agreement dated as of January 7, 2022 between [***] and the Obligors, as amended by the First Omnibus Amendment and the Second Omnibus Amendment and as the same may be further amended, amended and restated, modified and supplemented or replaced from time to time.

“Royalty Agreement No. 1” means the royalty agreement dated as of June 23, 2023, and received in lieu of the principal amount owing under the Royalty Convertible Debenture, as amended by the first amendment to royalty agreement dated as of December 12, 2024 and the second amendment to royalty agreement dated as of the date hereof.,

“Royalty Agreement No. 2” means the additional royalty agreement dated as of December 12, 2024, between the Guarantor, as royalty grantor, the Debtor, as guarantor, and [***], as agent for the Lenders, as amended by the royalty agreement no. 2 amendment dated as of the date hereof.

“Royalty Agreement No. 3” means royalty agreement no. 3 dated as of the date hereof and granted by the Guarantor in favour of [***] as agent for itself and [***].

“Royalty Agreements” means, collectively, Royalty Agreement No. 1, Royalty Agreement No. 2, and Royalty Agreement No. 3.

“Royalty Convertible Debenture” means the secured royalty convertible debenture in the principal amount of US$8,000,000 dated as of January 7, 2022 (as amended by the First Omnibus Amendment, the Second Omnibus Amendment and the Third Omnibus Amendment), and as assigned to the [***] by the transfer agreement dated October 7, 2022 between SPRSR and the [***], as amended by the amending agreement dated June 21, 2023.

“Second Omnibus Amendment” means the omnibus amendment agreement dated June 17, 2022 between the Obligors and SPRSR, in its own capacity and as Security Agent.

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“Security” means, collectively, (a) any one or more guarantees made from time to time by an Obligor in favour of the Sprott Entities or any of them, in respect of any Obligations, including the Guarantee; and (b) the Security Documents.

“Security Agent” means [***], an Ontario limited partnership, in its capacity as security agent for the benefit of the Sprott Entities under the Security, and any successor agent appointed pursuant to the Security Sharing Agreement, and their successors and permitted assigns

“Security Documents” means, collectively, (a) the pledge agreement dated as of January 7, 2022 between the Debtor, as pledgor, and the Security Agent, as amended by the First Omnibus Amendment, the Second Omnibus Amendment, and as it may be further amended, amended and restated, modified or supplemented from time to time, (b) the security agreement dated as of January 28, 2022 among the Obligors, as debtors, and the Security Agent, as amended by the Second Omnibus Amendment, and as it may be further amended, amended and restated, modified or supplemented from time to time, (c) the Mortgage, (d) the deposit account control agreement dated as of July 14, 2023 among TD Bank, N.A., as depositary bank, the Guarantor and the Security Agent; (e) the deposit account control agreement dated as of November 20, 2024 among TD Bank, N.A., the Debtor and the Security Agent, (f) the intercompany subordination and postponement agreement dated as of June 23, 2023 among the Obligors and the Security Agent; and (g) all other assignments, deeds of trust, mortgages, account control agreements, pledges and other security agreements pursuant to which an Obligor grants to the Security Agent for the benefit of the Sprott Entities, mortgages, charges, pledges, liens or security interests in all or some of its present and after acquired property as security for the PF Obligations.

“Security Sharing Agreement” means the security sharing agreement dated January 28, 2022 between the Security Agent, the holder of the Royalty Convertible Debenture, each CD Holder (including Debentureholder) and other Sprott Entities party thereto from time to time, as creditors, and acknowledged and agreed by the Obligors, as amended by the Second Omnibus Amendment.

“Series 1 CD Holders” means the holders from time to time of the A&R Series 1 CDs.

“Series 2 CD Holders” means the holders from time to time of the A&R Series 2 CDs.

“Series 3 CD Holders” means the holders from time to time of the series 3 Convertible Debentures.

“Series 3 Convertible Debentures” means the two series 3 secured convertible debentures (including this Debenture) in the aggregate principal amount of US$25,000,000 issued on the date hereof by the Debtor and Guarantor and convertible at the option of the holder into Common Shares.

“Sprott Entities” means, collectively, the Administrative Agent, the Security Agent, the Lenders, the Series 1 CD Holders, the Series 2 CD Holders, the Series 3 CD Holders (including the Debentureholder), any Affiliate of Sprott Inc. and any fund managed or sub-managed by an Affiliate of Sprott Inc. which in each case is party to a Project Finance Document together with any successor, assign or transferee thereof that is party from time to time to any Project Finance Document and “Sprott Entity” means any one of them.

“SPRSR” means [***].

A-15

“Stock Exchange” means the TSX-V or any stock exchanges upon which the Common Shares are listed from time to time.

“Stream Agreement” has the meaning ascribed thereto in recital A of this Debenture.

“Subordinated Intercompany Debt” means unsecured loans made by Debtor to Guarantor, provided that such Indebtedness shall be subordinated pursuant to a subordination agreement in favour of (among others) the Sprott Entities pursuant to which, among other things, Debtor agrees (a) to subordinate and postpone the Indebtedness to the PF Obligations, (b) that no Liens have been or will be taken, (c) that no remedies will be exercised while any PF Obligations remain outstanding, and (d) that in connection with any Insolvency Event, Debtor will not vote its claim in respect thereof in any manner that would prejudice the Sprott Entities’ rights and remedies under this Debenture or any of the Security.

“Subsidiary” means each Person directly or indirectly Controlled by Debtor.

“Sureties” means, collectively, Northbridge General Insurance Corporation, Trisura Guarantee Insurance Company, Trisura Insurance Company and any other issuer of surety or performance bonds to be provided to the EPA and referred to in paragraph (h) of the definition of Permitted Indebtedness, and “Surety” means any one of them.

“Taxes” means all present or future taxes, rates, levies, royalties, imposts, duties, deductions, assessments, withholdings, dues, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not, including sales or value-added taxes, goods and services taxes, stamp taxes and royalties.

“Third Omnibus Amendment” means the third omnibus amendment agreement dated December 5, 2022, between (among others) the Obligors and SPRSR, in its own capacity and as Security Agent.

“Transaction Documents” means, collectively, the Credit Documents, the other Project Finance Documents and the Royalty Agreements.

“TSX-V” means the Toronto Venture Exchange.

“US Dollar Equivalent Amount” means, with respect to the calculation of the Debtor Interest Conversion Price, the amount obtained in US dollars when (i) the ten (10) day volume weighted average of the trading price in Canadian dollars referred to in paragraph (a) of the definition of “Debtor Interest Conversion Price” or (ii) the minimum price permitted by the Stock Exchange referred to in paragraph (b) of the definition of “Debtor Interest Conversion Price”, is converted into US dollars using the daily average rate for the exchange of Canadian dollars into US dollars of the Bank of Canada on the last of such ten (10) day period or on the date of notification to Debentureholder of such determination by the Stock Exchange, as applicable.

“US GAAP” means, in relation to any Person at any time, accounting principles generally accepted in the United States applied on a basis consistent with the most recent audited financial statements of such Person and, if applicable, its consolidated affiliates (except for changes disclosed in the notes to such financial statements).

B-1

EXHIBIT “B”
DEBTOR INTEREST CONVERSION FORM

TO:	[●] [or assignee]

All terms used herein but not defined shall have the meanings ascribed thereto in the Series 3 Secured Convertible Debenture dated as of [●], 2025 issued by Silver Valley Metals Corp. and Bunker Hill Mining Corp. to [●] (the “Debenture”).

Pursuant to Section 10.1 of the Debenture, the undersigned, being the Debtor, hereby certifies as follows:

(a)	The Debtor irrevocably elects to pay the following amount of accrued and unpaid interest of US$_________________ through the issuance of _______________ Common Shares in accordance with the terms of the Debenture, at the Debtor Interest Conversion Price;

(b)	The exchange rate used to calculate the number of Common Shares is _______ as per the Debenture.

(c)	The Debtor Interest Conversion Date is __________________________[1].

(d)	The Common Shares will be entered into the books of Debtor in the name of Debentureholder (or the name of its nominee, participant, assignee as directed by Debentureholder prior to the Debtor Interest Conversion Date) and certificates evidencing the Common Shares will be registered in the same name.

DATED this _____ day of _________________________, 20__.

BUNKER HILL MINING CORP.

By:
Name:
Title:

1 NTD: in the case of a quarterly interest payment, to be the applicable quarter end date and, in any other case, to be the date such accrued but unpaid interest would otherwise be due and payable.

C-1

EXHIBIT “C”
DEBENTUREHOLDER CONVERSION FORM

TO:	Bunker Hill Mining Corp. (the “Debtor”)

REFERENCE IS MADE TO the Series 3 Secured Convertible Debenture no. ● dated [●], 2025 issued by Debtor in favour of the undersigned (the “Debentureholder”) in the original principal amount of US$[●] (the “Debenture”). Capitalized terms used but not defined herein have the respective meanings ascribed to those terms in the Debenture.

THE UNDERSIGNED, being the registered Debentureholder of the Debenture hereby irrevocably:

(a)	elects to convert US$____________ being [all/part] of the Principal Amount outstanding under the Debenture into Common Shares; and

(b)	directs you to enter the Common Shares into the books of Debtor in the name of __________________________________[2] and deliver certificates evidencing the Common Shares registered in the same name.

DATED this ____ day of ___________________, 20__.

[●]

By:
Name:
Title:

2 Insert full name of Debentureholder or its nominee, participant or assignee

D-1

EXHIBIT “D”
OBLIGORS’ REPRESENTATIONS AND WARRANTIES

Each of Debtor and Guarantor (each an “Obligor” and collectively, the “Obligors”) hereby represents and warrants as follows to Debentureholder, and acknowledges and agrees that Debentureholder is relying upon such representations and warranties in connection with entering into of this Debenture:

Corporate Organization and Authority

1.	Each Obligor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all filings required by law to maintain its existence; in particular, the Debtor is a corporation incorporated under the laws of Nevada and Guarantor is a corporation incorporated under the laws of Idaho.

2.	Each Obligor is qualified to do business and is in good standing in all jurisdictions in which the nature of its business as now being or as proposed to be conducted makes such qualification necessary and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.

3.	Each Obligor has the requisite corporate power, capacity and authority to: (i) own its property and assets and conduct its business; and (ii) enter into the Debenture, each other Transaction Document to which it is a party and such other documents as may be necessary or appropriate to give effect to the terms thereof to which it is a party, to perform its obligations hereunder and thereunder and complete the transactions contemplated hereby and thereby.

4.	The execution and delivery of the Debenture and the other Transaction Documents by each Obligor thereto and the completion of the transactions contemplated hereby and thereby, including the reservation of the Common Shares issuable in accordance with the Debenture, have been duly authorized by all necessary corporate action on the part of such Obligor. This Debenture and the other Transaction Documents to which each Obligor is a party have been duly and validly executed and delivered by such Obligor, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms thereof, except to the extent enforcement may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies, injunctive relief and/or specific performance may be granted in the discretion of a court of competent jurisdiction.

5.	Debtor owns legally and beneficially all of the issued and outstanding stock of the Guarantor (the “Capital Stock”) as set forth in Section (5) of the Disclosure Letter free and clear of any Lien. The corporate structure and organization chart of the Obligors set forth in Section (5) of the Disclosure Letter accurately reflects, as of the date hereof, the direct and indirect ownership of all of the Capital Stock of the Guarantor. Other than as set forth in Section (5) of the Disclosure Letter, no Person has any agreement, option, right of first refusal or right, title or interest or any right (including a right of conversion of Indebtedness) that is or will become an agreement, option, right of first refusal or right, title or interest, in or to all or any part of the Capital Stock of the Guarantor. There are no shareholders’ agreement or shareholders’ declaration in effect with respect to the Obligors or their respective shares or other equity interests.

6.	Each Obligor is entering into and performing its obligations under this Debenture and each of the other Transaction Documents to which it is a party, on its own account and not as trustee or a nominee of any other Person.

D-2

7.	The principal place of business and chief executive office of each Obligor as of the date hereof is set out in Section (7) of the Disclosure Letter.

8.	No Obligor has suffered an Insolvency Event and no Event of Default has occurred that is continuing and the Obligors are not aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event or an Event of Default with respect to it.

9.	Each of the Obligors’ corporate records are complete and accurate in all material respects, and true and correct copies of same have been made available to the Debentureholder.

10.	The financial books, records and accounts of each of the Obligors: (i) are complete and accurate in all material respects; (ii) are stated in reasonable detail; and (iii) accurately and fairly reflect all the material transactions, acquisitions and dispositions of each of the Obligors.

11.	Debtor’s audited consolidated financial statements for the fiscal year ended December 31, 2024 including the consolidated balance sheets, statements of loss and comprehensive loss, cash flows and changes in shareholders’ deficiency and the notes thereon and the unaudited interim consolidated financial statements for the three months ended March 31, 2025 (collectively, the “Current Financial Statements”), have been prepared in accordance with US GAAP. The Current Financial Statements fairly present in all material respects the financial condition and results of operations of Guarantor and the Debtor, on a consolidated basis, as at the respective dates specified therein and for the periods then ended. The Obligors have not effected any material change in its accounting methods, principles or practices since the date of the Current Financial Statements. The Obligors do not intend to correct or restate, nor, to the knowledge of the Obligors, is there any basis for any correction or restatement of, any aspect of the Current Financial Statements. Other than as set out in Section (11) of the Disclosure Letter, each Obligor is neither a party to, nor had a commitment to become a party to, any material off balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of Guarantor, the Debtor or any subsidiary of the Obligors with unconsolidated entities. MNP LLP is the current auditor of Debtor and is “independent” of the Obligors within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario. There has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators (“NI 51-102”)) with the present or any former auditor of the Obligors.

12.	Since the end date of its Current Financial Statements, the Obligors:

(a)	have conducted its business only in the ordinary course of business and no Material Adverse Effect has occurred; and

(b)	have not incurred any Indebtedness which is not shown or reflected in the most recent interim financial statements provided to the Debentureholder or in Section (12) of the Disclosure Letter.

Tax Matters

13.	(a)	Taxes:

(i)	All material Taxes due and payable by each of the Obligors (whether or not shown due on any Tax returns and whether or not assessed (or reassessed) by the appropriate Governmental Authority) have been timely paid.

D-3

(ii)	All Tax returns required by Applicable Law to be filed by or with respect to the Obligors have been properly prepared and timely filed and all such Tax returns (including information provided therewith or with respect thereto) are true, complete and correct in all material respects, and no material fact or facts have been omitted therefrom which would make any such Tax returns misleading.

(b)	As of the date hereof, no audit or other proceeding by any Governmental Authority is pending or, to the knowledge of the Obligors, threatened with respect to any Taxes due from or with respect to the Obligors, and no Governmental Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes against either of the Obligors. As of the date hereof, there are no matters under discussion, audit or appeal or in dispute with any Governmental Authority relating to Taxes.

(c)	Other than as set out in Section (13) of the Disclosure Letter, no Governmental Authority of a jurisdiction in which the Obligors do not file Tax returns has made any written claim that either of the Obligors are or may be subject to taxation by such jurisdiction. To the knowledge of the Obligors, there is no basis for a claim that the Obligors is subject to Tax in a jurisdiction in which the Obligors do not file Tax returns. As of the date hereof, each of the Obligors only file Tax returns in the jurisdictions in which it is incorporated or organized and in any jurisdiction in which it carries on any material business.

(d)	As of the date hereof, there are no reassessments of Taxes for the Obligors that have been issued and are under dispute, and the Obligors have not received any communication from any Governmental Authority that an assessment or reassessment is proposed in respect of any Taxes.

(e)	To the knowledge of the Obligors, each of the Obligors have withheld or collected any material Taxes that are required by Applicable Law to be withheld or collected and have paid or remitted, on a timely basis, the full amount of any Taxes that have been withheld or collected, and are due, to the applicable Governmental Authority.

14.	Section (14) of the Disclosure Letter sets out a full and complete list of all existing Funded Debt of the Obligors.

Non-Contravention

15.	Subject to Section (15) of the Disclosure Letter, none of the execution and delivery of the Debenture or the other Transaction Documents, the reservation and issuance of the Common Shares in accordance with the Debenture or the completion of the transactions contemplated hereby or thereby, by each Obligor thereto, will (i) require that a consent be obtained or a notice be provided under or result in or constitute a breach or default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on it or its assets, (ii) violate the terms of its constating documents, (iii) require that a consent be obtained or a notice be provided under or violate any Applicable Law or any Required Authorization or the material terms and conditions of any Other Rights, or result in any modification, revocation, alteration or transfer of any Required Authorization or Other Right, (iv) result in the imposition of any Lien on the Project Assets, or (v) contravene any judgment, order, writ, injunction or decree of any Governmental Authority.

D-4

16.	No Obligor is in breach of or default under, and no event has occurred that, with the passage of time or notice, or both, would constitute or would reasonably be expected to constitute such a breach of or default under, any agreement, mortgage, bond or other instrument to which it is a party or which is binding on it or its assets, other than a breach or default or event that would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Obligors, there is no breach or default by any counterparty thereto or inability of any counterparty thereto to perform its obligations thereunder which has, individually or in the aggregate, a Material Adverse Effect.

Regulatory Compliance

17.	No consents, approvals or permissions are required to be obtained by, nor any filings made with any Governmental Authority by any Obligor in connection with the execution and delivery or the performance by it of this Debenture and the other Transaction Documents to which it is a party, or in respect of its obligations hereunder or thereunder, other than as set forth in Section (17) of the Disclosure Letter.

18.	Each Obligor has conducted and is conducting its respective business in compliance in all material respects with Applicable Laws.

19.	No Obligor nor, to the knowledge of the Obligors, any director, officer, manager, member, employee, consultant, representative or agent thereof, acting on its behalf has violated (i) the Corruption of Foreign Public Officials Act (Canada), the Bribery Act (United Kingdom), the Foreign Corrupt Practices Act (United States), and all other anti-bribery, and anti-corruption Applicable Laws, whether within Canada, the United States or to the extent applicable to any Obligor, elsewhere, including any regulations, guidelines or orders thereunder (collectively, the “Anti-Bribery Laws”); and (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws, whether within Canada, the United States and, to the extent applicable to any Obligor, elsewhere, including any regulations, guidelines or orders thereunder (collectively, the “Anti-Money Laundering Laws”). No Obligor nor, to the knowledge of Guarantor and the Debtor, any director, officer, employee, consultant, representative or agent thereof acting on its behalf, has made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing Anti-Bribery Laws or Anti-Money Laundering Laws, with respect to any alleged non-compliance by any Obligor or such other Persons (acting on behalf of an Obligor) with Anti-Bribery Laws or Anti-Money Laundering Laws. No Obligor has received any written notice, request, or citation from any Governmental Authority alleging non-compliance by any Obligor or such other Persons (acting on behalf of an Obligor) with any Anti-Bribery Laws or Anti-Money Laundering Laws.

20.	The Obligors and their agents have complied at all times with Anti-Bribery Laws with respect to the Project and the development, construction or conduct of all operations or activities at the Project. The operations in relation to the Project are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Obligors with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Obligors, threatened.

21.	The Obligors have not, and, to the knowledge of the Obligors, no director, officer, employee, consultant, representative or agent of the Obligors have, transacted business on behalf of the Obligors with any Restricted Person.

D-5

22.	Debtor is a “reporting issuer” (or the equivalent) in the provinces of British Columbia, Alberta and Ontario and is not included on a list of defaulting reporting issuers maintained by the securities regulators or other securities regulatory authorities in any such provinces (collectively, the “Securities Regulators”). No order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in any securities of Debtor has been issued by any Governmental Authority and is continuing in effect and no proceedings for such purpose have been instituted or are, to the knowledge of the Obligors, pending or threatened.

Legal Proceedings

23.	Other than as set forth in Section (23) of the Disclosure Letter, there are no actions, suits, proceedings, hearings, inquiries, investigations or claims commenced or, to the knowledge of the Obligors, threatened against any Obligor or that involve the Project, and which, individually or in the aggregate, (i) would prevent or limit, restrict or impair in any material respect the ability of an Obligor to enter into this Debenture or the other Transaction Documents to which it is a party or would reasonably be expected to materially and adversely impair the performance of its obligations under this Debenture or the other Transaction Documents or the development of the Project, or (ii) that could reasonably be expected to result in a Material Adverse Effect.

24.	No Obligor is a party to or subject to any judgment, order, writ, injunction or decree, involving the Project, which (i) could reasonably be expected to materially and adversely impair the performance of its obligations under this Debenture or the other Transaction Documents, or (ii) could reasonably be expected to result in a Material Adverse Effect. No action or proceeding has been instituted or remains pending or, to the knowledge of the Obligors, has been threatened and not resolved, by or before any Governmental Authority that (i) could reasonably be expected to materially and adversely impair the development of the Project, or (ii) could reasonably be expected to result in a Material Adverse Effect.

Material Information

25.	All material information relating to the Project and Project Assets and prepared by or on behalf of the current management of the Obligors and that has been made available or delivered to Debentureholder, including forecasts, projections, mine plans, budgets and environmental audits, assessments, studies and tests, including any environmental and social impact assessment study reports, was prepared in good faith and on the basis of assumptions that the management of the Obligors believe to be reasonable at the time of preparation, subject to any material changes of which the Obligors have informed Debentureholder in writing. To the knowledge of the management of the Obligors, all material information relating to the Project and the Project Assets prepared at the request of current management of the Obligors by third parties and that has been made available or delivered to Debentureholder including forecasts, projections, mine plans, budgets and environmental audits, assessments, studies and tests, including any material environmental and social impact assessment study reports, was prepared in good faith and does not contain materially incorrect information. The Obligors do not have knowledge of any change to the facts and assumptions underlying the estimates in the technical report and preliminary economic assessment for underground milling and concentration of lead, silver and zinc at the Mine dated December 29, 2021 and effective November 29, 2021, as amended and restated as of February 22, 2022 effective January 7, 2022 and as further updated and revised by Management’s 9 plus 3 model dated October 30, 2024 titled “9^M3 Forecast Consolidated Optimization incl AP catch up” and delivered to the Administrative Agent on November 15, 2024 (“PEA”) that would reasonably be expected to result in a material adverse change in any cost, price, reserves, resources or other relevant information in the PEA. All material information regarding the Project and the Project Assets, including drill results, technical reports and studies, that are required to be disclosed by Applicable Laws, have been publicly disclosed by Debtor in compliance, in all material respects, with Applicable Laws.

D-6

26.	As of the date hereof, all material information relating to the Project mineralization prepared by or on behalf of the current management of the Obligors has been made available or delivered to Debentureholder and, to the knowledge of the management of the Obligors, such information and the reports and information delivered to Debentureholder have been prepared in a manner which is consistent with Good Practice Standards, the statements, assumptions and projections contained therein are fair and reasonable as and when produced and, to the knowledge of the management of the Obligors, have been arrived at after reasonable inquiry having been made in good faith by the Persons responsible therefor. The estimated mineral resources relating to the Property as of the date hereof are as stated in the PEA. The Obligors are in compliance in all material respects with NI 43-101 in connection with the disclosure of scientific or technical information made by the Obligors concerning the Project. The Obligors have duly filed with the applicable regulatory authorities in compliance in all material respects with Applicable Laws all reports required by NI 43-101 in connection with the Project, and all such reports were prepared in accordance with the requirements of NI 43-101 in all material respects. As of the date hereof, there are no outstanding unresolved comments of the TSX Venture Exchange (the “TSX-V”) or any Securities Regulator in respect of the technical disclosure relating to the Project made in the documents which have been filed by or on behalf of the Obligors with the relevant Securities Regulators pursuant to the requirements of Applicable Laws, including all documents publicly available on Debtor’s SEDAR+ profile.

27.	The Obligors are in compliance in all material respects with all timely and continuous disclosure obligations under Applicable Laws, including NI 51-102, and the policies, rules and regulations of the TSX-V and, without limiting the generality of the foregoing, except as disclosed to the Debentureholder, there has been no “material change”, as defined in the Securities Act (Ontario) (actual, or, to the knowledge of the Obligors, proposed or prospective, whether financial or otherwise) in the business, results of operations, prospects, assets, liabilities (contingent or otherwise) or capital or financial condition of the Obligors on a consolidated basis which has not been publicly disclosed within the period required by NI 51-102, and except as disclosed to the Debentureholder, no Obligor has filed any confidential material change reports which remain confidential as of the date hereof.

Project

28.	The PEA was prepared in a manner which is consistent with Good Practice Standards and the statements, assumptions and projections contained therein were fair and reasonable as and when produced and, to the Obligors’ knowledge, were arrived at after reasonable inquiry, having been made in good faith by the Persons responsible therefor. The PEA contains a reasonable estimate in all material respects of projected capital expenditures for the Real Property subject to fluctuations in exchange rates, commodity prices and electricity rates and has been prepared in a manner which is consistent with Good Practice Standards.

29.	Subject to Section (29) of the Disclosure Letter, the Guarantor is the sole recorded and beneficial owner of the Real Property, free and clear of any Lien (other than Permitted Liens). Section (29) of the Disclosure Letter sets out a full and complete list of all Permitted Liens. Except for any Permitted Liens or as listed in Section (29) of the Disclosure Letter, no Person other than the Debentureholder has any agreement to acquire, option, right of first refusal or right, title or interest or any right that is or will become an agreement to acquire, option, right of first refusal or right, title or interest, in or to all or any material part of the Collateral or any Project Assets nor has either of the Obligors granted, or agreed to grant, any Lien, other than Permitted Liens, on the Collateral or any Project Asset.

D-7

30.	The Required Authorizations and Other Rights required for the development, construction or operation of the Project, including commercial production of the silver, lead and zinc from the Project, whether obtained or issued by the date hereof or not, are listed in Section (30) of the Disclosure Letter. The Obligors have complied in all material respects with all conditions provided for in the Required Authorizations and Other Rights required to be complied with as of the date this representation is made.

31.	Other than as set forth in Section (31) of the Disclosure Letter, all Authorizations and Other Rights required for the development, construction and operation of the Project, including for greater certainty all environmental and water permits, are in full force and effect and in good standing and none of the Obligors, and to the best of the knowledge and belief of each of the Obligors, no other Person party thereto is, in default in any material respect under any such Authorization or Other Right.

32.	No Authorization or Other Right relating to the Project or the Real Property has been challenged, withdrawn, cancelled, amended or refused or, to the best of the knowledge and belief of each of the Obligors, threatened to be challenged, withdrawn, cancelled, amended or refused by any Governmental Authority or by any other Person.

33.	Subject to Section (33) of the Disclosure Letter, operation of the Project is and has been in compliance in all material respects with all land use restrictions, zoning, regulations, ordinances, environmental laws and other similar Applicable Laws thereto. Subject to Section (33) of the Disclosure Letter, during the past three (3) years, neither of the Obligors nor any of its agents or employees has received any written notice from any Governmental Authority having jurisdiction over the Project alleging any violation of any Applicable Law, including, but not limited to, those relating to environmental laws, zoning, building, use, personal disability and fire or safety, which has not been cured or remedied. To the knowledge of the Obligors, there are not any threatened proceedings for the rezoning of the Real Property or any portion thereof.

34.	Current management of the Obligors has arranged for the following environmental studies relating to the Project and the Real Property: (i) since September 2020, 30 site water sampling and broad spectrum lab testing on a monthly basis and field parameter testing on a bi-weekly basis, and (ii) in May 2021, a multi-year water flow analysis program with the University of Idaho’s hydrogeology department, (iii) water chemistry analysis as part of planning for a proprietary in-mine water treatment system, (iv) evaluation of the capabilities of the Environmental Protection Agency’s Central Treatment Plant, in the event that an Obligor may seek to purchase and/or operate it in the future. No other environmental investigation, study, audit, test or other analysis has been conducted by or at the request of current management of the Obligors with respect to the Project and Real Property.

35.	Subject to Section (35) of the Disclosure Letter, there are no material environmental liabilities of the Obligors or to the knowledge of the Obligors, in respect of the development, construction and operation of the Project, in each case, that have been incurred as at the date that this representation is made.

36.	Subject to Section (36) of the Disclosure Letter, no release or threatened release of any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definition of “contaminant”, “pollutant”, “hazardous substance”, “hazardous waste”, “hazardous material”, or “toxic substance” under any applicable environmental law has occurred or is occurring at or from the Project for which environmental laws require notice, further investigation or any form of responsive action.

D-8

37.	Section (37) of the Disclosure Letter lists all underground and above ground storage tanks located or previously located on the Real Property.

38.	The Obligors have complied and will comply with all terms and conditions of the EPA Settlement Agreement, including, without limitation, making timely payments and providing financial assurance on schedule.

39.	Except for the deferral arrangements disclosed in Section (39) of the Disclosure Letter, all payments relating to water treatments costs with respect to the Project, including all costs relating to the water treatment facility known as the Central Treatment Plant, have been paid in full, and there are no water treatment costs or other amounts in connection therewith owing to any Person, including, without limitation, the EPA and the Idaho Department of Environmental Quality (“IDEQ”).

40.	Except as disclosed in Section (40) of the Disclosure Letter, each of the Obligors are in compliance with their obligations to the EPA and the IDEQ with respect to the Obligors’ responsibilities for meeting water discharge standards and for all water treatment costs in connection with the Property and there are no further water treatment costs due and payable by the Obligors to the EPA and the IDEQ.

41.	All Real Property owned or leased by the Obligors is described in Schedule “F” to Royalty Agreement No. 3 and all mining claims, concessions and other mining rights forming part of the Mine or related thereto are described in Exhibit “E”.

42.	Guarantor has good and marketable title to the Real Property free and clear of any Liens other than Permitted Liens and its rights in and to the Real Property will be valid and in full force and effect in all material respects, and the Obligors will have complied in all material respects with all of their respective obligations in respect thereof, including payment of any annual fees and production penalties, under Applicable Laws. No third party holds any mining or real property rights that conflict in any material respect with the Guarantor’s rights in and to the Real Property.

43.	Except as set out in Section (43) of the Disclosure Letter, all mining concession, patent or maintenance fees and recording fees, and all other material exploration permit, authorization, lease, licensing and mining claim payments, rentals, taxes, assessments, renewal fees and other governmental charges, owing in respect of the Project and the Real Property or any part thereof, have been paid in full.

44.	Guarantor owns or has the right to use or the benefit of all of the Other Rights and Project Assets and the Other Rights and Project Assets they own are free and clear of any Liens, other than Permitted Liens.

45.	Subject only to the rights of any Governmental Authority set out in Section (45) of the Disclosure Letter and except for Permitted Liens, no Person is entitled to or holds any material rent, option, back-in right, earn-in right, right of first refusal, royalty, stream, participation, production or similar interests, or other payment in the nature of rent or royalty, on or for the Project, including in any Real Property or any Products.

D-9

46.	To the knowledge of the Obligors, there is no (i) expropriatory act or series of expropriatory acts, including eminent domain, confiscation, nationalization, requisition, deprivation, sequestration and/or similar acts, by law, order, executive or administrative action or otherwise of any Governmental Authority or any corporation or other entity controlled by any Governmental Authority the result of which expropriatory act or series of expropriatory acts is that all or substantially all of the rights, privileges and benefits pertaining to, associated with, threatened against or affecting all or any part of the Mine (collectively, an “Expropriation Event”) and (ii) circumstances, notices, discussions, or negotiations which could reasonably be expected to result in such an Expropriation Event.

Community

47.	Except as set out in Section (47) of the Disclosure Letter, to the best knowledge of the Obligors, no indigenous or community groups (and no Persons on their behalf) have asserted any interest or rights or commenced or threatened any claims or proceedings affecting the Project or the Obligors that could result in a Material Adverse Effect.

48.	Any relocation or resettlement of any persons, communities or settlements, including any indigenous persons, communities or settlements, in connection with the exploration, development or operation of the Project has been conducted in material compliance with all Applicable Laws and Authorizations.

49.	Except as set out in Section (49) of the Disclosure Letter, and to the best of the knowledge and belief of each of the Obligors (i) no indigenous or community groups (and no Governmental Authority on behalf of any such groups) have asserted any interest or rights or commenced or threatened any claims or proceedings affecting the Real Property, the Project or any of the Obligors which have a Material Adverse Effect, and (ii) neither the Real Property nor any part of the Project is located on any land or in territory to which indigenous or local community groups own or are entitled to communal, collective rights or any other rights under Applicable Law.

50.	The Obligors have complied with all previous consultation processes with local communities in accordance with Applicable Law.

Common Shares

51.	The Common Shares are listed and posted for trading on the TSX-V and Debtor is a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation.

52.	The Common Shares, when issued in compliance with the provisions of the Debenture will be validly issued, fully paid and non-assessable and free of any liens or encumbrances and issued in compliance with all Applicable Securities Legislation.

Other

53.	The execution, delivery and performance of this Agreement and the other Transaction Documents by each Obligor thereto and the completion of the transactions contemplated hereby and thereby is exempt from the formal valuation requirement and the minority approval requirement of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions.

54.	Except as set out in Section (54) of the Disclosure Letter, no Obligor is party to any contract that would give rise to a valid claim against an Obligor and/or any Sprott Entity for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Debenture or the other Transaction Documents.

55.	Section (55) of the Disclosure Letter, lists all bank accounts of each of Debtor and Guarantor and the depositary bank at which such accounts are maintained.

56.	The Obligors are in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages; there is not currently any labour disruption, strike, or conflict involving or threatened against any Obligor or directly affecting the Mine. None of the Obligors are party to a collective bargaining agreement.

E-1

EXHIBIT “E”
PROJECT MINING CLAIMS

Primary Claims

Claim Name	M.S. #	Section	Township	Range
Ace	2583	12	48 North	2 East
African	2624	13	48 North	2 East
Alla	1228	13	48 North	2 East
Allie	1229	13	48 North	2 East
Apex	3361	2	47 North	2 East
Arizona	1488	12	48 North	2 East
Band	2507	2	48 North	2 East
Bear	2081	13	48 North	2 East
Bee	2072	12	48 North	2 East
Berniece	1620	14	48 North	2 East
Beta	3471	13	48 North	2 East
Blue Bird	3361	2	47 North	2 East
Boer	2599	12	48 North	2 East
Bonanza Fraction	1228	13	48 North	2 East
Bought Again	1229	13	48 North	2 East
Brady	2584	12	48 North	2 East
Buckeye	2250	13	48 North	2 East
Butte	3361	2	47 North	2 East
Butternut	1916	13	48 North	2 East
Cariboo	1220	11	48 North	2 East
Carter	1466	14	48 North	2 East
Chain	2078	12	48 North	2 East
Cheyenne	2249	12	48 North	2 East
Chief No. 2	2862	11	48 North	2 East
Club	2583	12	48 North	2 East
Combination	2072	12	48 North	2 East
Confidence	2328	12	48 North	2 East
Coxey	1466	14	48 North	2 East
Cypress	2429	12	48 North	2 East
Deadwood	1466	11	48 North	2 East
Debs	1466	11	48 North	2 East
Dewey	2081	13	48 North	2 East
Diamond	2583	12	48 North	2 East
Drew	2587	13	48 North	2 East
East	1228	13	48 North	2 East

E-2

Claim Name	M.S. #	Section	Township	Range
Emily Grace	2587	13	48 North	2 East
Emma	550	12	48 North	2 East
Ethel	2966	11	48 North	2 East
Evans	2611	12	48 North	2 East
Excelsior	1356	11	48 North	2 East
F	2587	24	48 North	2 East
Flagstaff	2328	12	48 North	2 East
Flagstaff No. 2	2921	12	48 North	2 East
Flagstaff No. 4	2921	12	48 North	2 East
Foster	2587	13	48 North	2 East
Good Luck	1220	11	48 North	2 East
Goth	3214	2	48 North	2 East
Grant	2369	11, 12	48 North	2 East
Grant	2599	12	48 North	2 East
Gun	2611	18	48 North	3 East
Gus	2624	13	48 North	2 East
Hamilton	1466	14	48 North	2 East
Hamilton Fraction	1619	11	48 North	2 East
Hard Cash	1466	11	48 North	2 East
Harrison	1664	11	48 North	2 East
Hawk	2072	12	48 North	2 East
Heart	2511	12	48 North	2 East
Helen Marr	2452	12	48 North	2 East
Hemlock	2452	13	48 North	2 East
Hickory	2432	13	48 North	2 East
Homestake	1916	13	48 North	2 East
Hornet	1325	12	48 North	2 East
Idaho	2072	12	48 North	2 East
Iowa	2072	12	48 North	2 East
Ironhill	1228	13	48 North	2 East
Ito	2081	13	48 North	2 East
Jack	2511	12	48 North	2 East
Jersey Fraction	1220	12	48 North	2 East
Josie	1229	13	48 North	2 East
K-24	2080	14	48 North	2 East
K-4	2080	14	48 North	2 East
K-40	2587	24	48 North	2 East
Katherine	2966	11	48 North	2 East
Key	2511	12	48 North	2 East
King	1325	12	48 North	2 East

E-3

Claim Name	M.S. #	Section	Township	Range
Kirby Fraction	2654	12	48 North	2 East
Lackawana	614	13	48 North	2 East
Lacrosse	1228	13	48 North	2 East
Last Chance	551	12	48 North	2 East
Likely	1298	12	48 North	2 East
Lilly	2587	12	48 North	2 East
Lincoln	2187	12	48 North	2 East
Lucia	3390	14	48 North	2 East
Lucky Chance	1349	18	48 North	3 East
Maine	2626	11	48 North	2 East
Manchester	2966	11	48 North	2 East
Maple	1229	13	48 North	2 East
Marblehead	3390	10	48 North	2 East
Margaret	3390	14	48 North	2 East
Mashonaland	1227	13	48 North	2 East
Matabelaland	1227	13	48 North	2 East
McClellan	2654	12	48 North	2 East
McClelland	1681	11	48 North	2 East
Miles	2654	12	48 North	2 East
Miners Delight	1228	13	48 North	2 East
Missouri	2080	14	48 North	2 East
Mountain King	1620	14	48 North	2 East
Mountain Queen	1620	14	48 North	2 East
Nancy B.	3390	11	48 North	2 East
Nellie	2583	11	48 North	2 East
Nevada	1466	14	48 North	2 East
New Era	1527	12	48 North	2 East
96	1715	11	48 North	2 East
No. 1	1357	11	48 North	2 East
No. 2	1357	11	48 North	2 East
No. 3	1357	11	48 North	2 East
No. 4	1357	11	48 North	2 East
No Name	1228	13	48 North	2 East
Norman	2368	11	48 North	2 East
Oakland	569	11	48 North	2 East
Offset	1229	13	48 North	2 East
Ollie McMillin	1228	13	48 North	2 East
Ontario Fraction	755	11	48 North	2 East
Oregon	2274	15	48 North	3 East
Overlap	2052	12	48 North	2 East

E-4

Claim Name	M.S. #	Section	Township	Range
Oyama	2081	13	48 North	2 East
Olympia	3390	10	48 North	2 East
Packard	1413	2	48 North	2 East
Phil	3390	14	48 North	2 East
Phillippine	1663	2	48 North	2 East
Pitt	2654	12	48 North	2 East
Princess	1633	11	48 North	2 East
Quaker	1414	2	48 North	2 East
Queen	2511	12	48 North	2 East
Rambler	1041	11	48 North	2 East
Republican Fraction	959	12	48 North	2 East
Roman	2583	11	48 North	2 East
Rookery	1229	13	48 North	2 East
Roy	2624	13	48 North	2 East
Royal Knight	1639	11	48 North	2 East
S-11	2081	13	48 North	2 East
S-12	2081	13	48 North	2 East
S-13	2081	13	48 North	2 East
Sampson	1328	12	48 North	2 East
Sampson	2081	13	48 North	2 East
San Carlos	750	12	48 North	2 East
Sarnia	2081	13	48 North	2 East
Scelinda No. 1	2921	1	48 North	2 East
Scelinda No. 2	2921	1	48 North	2 East
Scelinda No. 3	2921	1	48 North	2 East
Scelinda No. 4	2921	1	48 North	2 East
Scelinda No. 5	2921	1	48 North	2 East
Scelinda No. 7	2921	1	48 North	2 East
Scelinda No. 8	2921	1	48 North	2 East
Schofield	1228	13	48 North	2 East
Skookum	615	12	48 North	2 East
Scorpion Fraction	2072	12	48 North	2 East
Sierra Nevada	554	12	48 North	2 East
Silver	2587	13	48 North	2 East
Silver King	1639	11	48 North	2 East
Sims	2186	12	48 North	2 East
Sold Again Fraction	933	12	48 North	2 East
Southern Beauty	1620	14	48 North	2 East
Spade	2583	12	48 North	2 East
Spokane	2509	12	48 North	2 East

E-5

Claim Name	M.S. #	Section	Township	Range

Spruce Fraction	2432	13	48 North	2 East
Stemwinder	1830	12	48 North	2 East
Stopping	1227	13	48 North	2 East
Stuart No. 2	2966	11	48 North	2 East
Stuart No. 3	2966	11	48 North	2 East
Sugar	2862	11	48 North	2 East
Sullivan	2966	11	48 North	2 East
Summit	1228	13	48 North	2 East
Susie	1229	13	48 North	2 East
Taft	2611	18	48 North	3 East
Teddy	2511	12	48 North	2 East
Timothy Fraction	2274	18	48 North	3 East
Tip Top	1041	11	48 North	2 East
Trump	2624	13	48 North	2 East
Tyler	546	12	48 North	2 East
Utah	1882	12	48 North	2 East
Viola	562	12	48 North	2 East
Washington	2072	12	48 North	2 East
Waverly	1620	14	48 North	2 East
Wheelbarrow	1526	12	48 North	2 East
William Lambert Fraction	1945	2	48 North	2 East
Yale	2611	13	48 North	2 East
Zululand	1227	13	48 North	2 East

This Primary Claims set contains all resource material included in the 2021 PEA Mineral Resource Estimate, as well as those areas listed in the historic 1991 reserves. Due to the inconsistent orientation and nature of the mineralization underlying the above parcels, the Primary Royalty rate will be applied to all extracted and processed mineralized material lying under and within Primary Claims’ area, up to 90 degrees nadir along the Primary Claims’ boundaries.

In order to accommodate the down-dip potential on structures included within the 2021 PEA Mineral Resource Estimate and historic 1991 historic reserves report, all material processed interstitial to existing development, along strike but within the Primary Claims’ boundary restrictions listed in the above paragraph, and continuously down-dip to the termination of the structure, the following zones will constitute Primary Claims and be assigned a 1.85% royalty rate: Shea, Tallon, Ike/Truman, Emery, J, Mac, Francis/FW Francis. These names are taken to be the names used during past production and denote discrete mineralized structures. This rule is added to the overlying royalty rate’s material restrictions to reflect a more typical “Apex Law” situation for tabular mineralized zones and applies only to those structures listed above. Splays and associated structures that connect geologically to those listed above will receive the Primary Royalty rate of the main structure.

E-6

GGS Claims

Claim Name	M.S. #	Section	Township	Range
Adath	2976	22	48 North	2 East
Alykris	2976	22	48 North	2 East
Anna Laura	2976	22	48 North	2 East
Atlas	2976	22	48 North	2 East
Atlas No. 1	2976	22	48 North	2 East
B	2587	24	48 North	2 East
Battleship Oregon	3390	14	48 North	2 East
Black	2081	13	48 North	2 East
Brown	2081	13	48 North	2 East
Charly T.	3390	14	48 North	2 East
E	2587	24	48 North	2 East
Edna	2587	13	48 North	2 East
85	2077	15	48 North	2 East
Fraction	2976	22	48 North	2 East
Gay	2976	22	48 North	2 East
Hoover No. 1	2975	13	48 North	2 East
Hoover No. 2	2975	13	48 North	2 East
Hoover No. 3	2975	13	48 North	2 East
Hoover No. 4	2975	13	48 North	2 East
Hoover No. 5	2975	13	48 North	2 East
Iowa No. 2	2077	15	48 North	2 East
K-1	2080	14	48 North	2 East
K-10	2077	15	48 North	2 East
K-11	2077	15	48 North	2 East
K-12	2077	15	48 North	2 East
K-13	2077	15	48 North	2 East
K-14	2080	14	48 North	2 East
K-15	2080	14	48 North	2 East
K-16	2077	14	48 North	2 East
K-17	2077	15	48 North	2 East
K-2	2080	14	48 North	2 East
K-25	2080	14	48 North	2 East
K-26	2080	14	48 North	2 East
K-27	2080	14	48 North	2 East
K-28	2077	15	48 North	2 East
K-3	2080	14	48 North	2 East
K-30	2077	14	48 North	2 East
K-31	2077	14	48 North	2 East

E-7

Claim Name	M.S. #	Section	Township	Range
K-32	2077	22	48 North	2 East
K-33	2080	23	48 North	2 East
K-34	2080	23	48 North	2 East
K-35	2080	23	48 North	2 East
K-36	2080	23	48 North	2 East
K-37	2080	23	48 North	2 East
K-38	2080	23	48 North	2 East
K-5	2080	14	48 North	2 East
K-7	2080	14	48 North	2 East
K-8	2080	14	48 North	2 East
K-9	2080	14	48 North	2 East
Kansas	2080	14	48 North	2 East
Lilly May	1220	12	48 North	2 East
Little Ore Grande	2977	23	48 North	2 East
Mabundaland	1227	13	48 North	2 East
Medium	2587	13	48 North	2 East
Missouri No. 2	2077	15	48 North	2 East
91	2077	15	48 North	2 East
92	2077	15	48 North	2 East
No. 1	2587	24	48 North	2 East
No. 2	2587	24	48 North	2 East
North Midland	3108	24	48 North	2 East
Orbit	3097	23	48 North	2 East
Ore Grande No. 1	2977	23	48 North	2 East
Ore Grande No. 2	2977	23	48 North	2 East
Ore Grande No. 3	2977	23	48 North	2 East
Ore Grande No. 4	2977	23	48 North	2 East
Ore Grande No. 5	2977	23	48 North	2 East
Ore Shoot	3097	23	48 North	2 East
Oreano	3097	23	48 North	2 East
Orient	3097	23	48 North	2 East
Oriental Orphan	3097	23	48 North	2 East
Orpheum	3097	23	48 North	2 East
Panorama	2976	23	48 North	2 East
Penfield	2587	13	48 North	2 East
Red Deer	2976	22	48 North	2 East
S-10	2081	13	48 North	2 East
Setzer	2976	22	48 North	2 East
Texas	2080	14	48 North	2 East

The GGS Royalty rate will apply to all GGS Claims either partly or wholly-covered by the ground geophysical survey announced on June 16, 2021

E-8

Residual Claims

Claim Name	M.S. #	Section	Township	Range
A	2587	24	48 North	2 East
Alfred	1628	2	48 North	2 East
Anaconda	3361	2	47 North	2 East
Apex No. 2	3361	1	47 North	2 East
Apex No. 3	3361	1	47 North	2 East
Army	3096	22	48 North	2 East
Asset	2611	12	48 North	2 East
Baby (1/6th interest)	2856	3	47 North	2 East
Black Diamond	3423	10	48 North	3 East
Blue Grouse	3361	2	47 North	2 East
Bob White	3361	2	47 North	2 East
Bonanza King Millsite	2868	8	48 North	3 East
Brooklyn	2201	10	48 North	2 East
Butte Fraction	3361	2	47 North	2 East
C	2587	24	48 North	2 East
Carbonate	3423	3	48 North	3 East
Castle	3503	17	48 North	2 East
Childs	2611	12	48 North	2 East
Comstock	1345	18	48 North	3 East
Cougar	3361	2	47 North	2 East
D	2587	24	48 North	2 East
Daisy	1345	18	48 North	3 East
Dandy	1345	18	48 North	3 East
Danish	1503	2	48 North	2 East
East Midland	3108	19	48 North	3 East
Eli	2611	18	48 North	3 East
Enterprise	3423	3	48 North	3 East
Enterprise Extension	3423	10	48 North	3 East
Evening Star	2274	15	48 North	3 East
Evening Star Fraction	2274	15	48 North	3 East
Fairview	621	18	48 North	3 East
Flagstaff No. 3	2921	12	48 North	2 East
Galena	3361	1	47 North	2 East
Gelatin	3423	10	48 North	3 East
Giant	3423	3	48 North	3 East
Good Enough	1628	2	48 North	2 East
Huckleberry No. 2	3361	2	47 North	2 East
Jackass	586	13	48 North	2 East
Jessie	1345	18	48 North	3 East

E-9

Claim Name	M.S. #	Section	Township	Range
Julia	1345	18	48 North	3 East
Justice	1345	18	48 North	3 East
K-18	2077	15	48 North	2 East
K-19	2077	15	48 North	2 East
K-20	2077	15	48 North	2 East
K-21	2077	14	48 North	2 East
K-22	2077	14	48 North	2 East
K-23	2077	15	48 North	2 East
K-29	2077	15	48 North	2 East
K-39	2077	15	48 North	2 East
K-6	2080	14	48 North	2 East
Keystone (1/6th interest)	2856	3	47 North	2 East
L-1	3214	2	48 North	2 East
L-2	3214	9	48 North	2 East
L-3	3214	9	48 North	2 East
Leopard	3361	2	47 North	2 East
Lesley	2977	23	48 North	2 East
Lesley No. 2	2977	23	48 North	2 East
Lesley No. 3	2977	23	48 North	2 East
Long John	3179	7	48 North	3 East
Lydia Fraction	1723	2	48 North	2 East
Lynx	3361	35	47 North	2 East
Mabel	1723	2	48 North	2 East
MacBenn	3361	2	47 North	2 East
Maggie	1628	2	48 North	2 East
Manila	1723	2	48 North	2 East
Marin	3361	2	47 North	2 East
Marko	3051	7	48 North	3 East
Maryland	2274	15	48 North	3 East
McRooney	2966	11	48 North	2 East
Midland	3108	19	48 North	3 East
Midland No. 1	3108	24	48 North	2 East
Midland No. 3	3108	24	48 North	2 East
Midland No. 4	3108	24	48 North	2 East
Midland No. 5	3108	24	48 North	2 East
Midland No. 6	3108	24	48 North	2 East
Midland No. 7	3108	24	48 North	2 East
Midland No. 8	3108	24	48 North	2 East
Milo Millsite	2869	8, 17	48 North	3 East
Minnesota	2077	15	48 North	2 East

E-10

Claim Name	M.S. #	Section	Township	Range
Missing Link	2587	24	48 North	2 East
Monmouth	2274	15	48 North	3 East
Monte Carlo No. 1	3177	18	48 North	3 East
Monte Carlo No. 2	3177	18	48 North	3 East
Monte Carlo No. 3	3177	7, 18	48 North	3 East
Monte Carlo No. 4	3177	7, 18	48 North	3 East
Monte Carlo No. 5	3177	18	48 North	3 East
Navy	3096	22	48 North	2 East
New Jersey	2201	10	48 North	2 East
Nick	2611	18	48 North	3 East
North Wellington	2977	23	48 North	2 East
O.K.	1723	2	48 North	2 East
O.K. Western	1723	2	48 North	2 East
Ophir	1345	18	48 North	3 East
Oracle	3097	23	48 North	2 East
Oregon	2072	12	48 North	2 East
Oregon No. 2	2274	15	48 North	3 East
Ox	2611	18	48 North	3 East
Peak	2587	24	48 North	2 East
Pete	3389	10	48 North	2 East
Pheasant	3361	2	47 North	2 East
Prominade	3389	10	48 North	2 East
Reeves	1412	2	48 North	2 East
Robbin	3361	2	47 North	2 East
Rolling Stone	619	18	48 North	3 East
Rolling Stone	3423	10	48 North	3 East
Ruth	2611	18	48 North	3 East
S-9	2081	19	48 North	3 East
Sam	3389	10	48 North	2 East
Schute Fraction	2201	10	48 North	2 East
Sherman	2611	12	48 North	2 East
Silver Chord	2274	15	48 North	3 East
Silver King Millsite	3563	2	48 North	2 East
Simmons	2611	12	48 North	2 East
Snowline	2587	25	48 North	2 East
Sonora	3361	2	47 North	2 East
Spokane Central No. 1	3472	19	48 North	3 East
Spokane Central No. 2	3472	20	48 North	3 East
Spokane Central No. 3	3472	20	48 North	3 East
Spokane Central No. 4	3472	20	48 North	3 East

E-11

Claim Name	M.S. #	Section	Township	Range
Spokane Central No. 5	3472	20	48 North	3 East
Spring	3298	15	48 North	3 East
Star	2081	13	48 North	2 East
Sullivan Extension	1228	13	48 North	2 East
Sunny	1723	2	48 North	2 East
Switzerland	2966	11	48 North	2 East
V.M. No. 1	3051	7	48 North	3 East
V.M. No. 2	3051	7	48 North	3 East
Van (1/6th interest)	2856	3	47 North	2 East
Venture	3164	2	48 North	2 East
Walla Walla	1345	18	48 North	3 East
Wellington	2977	23	48 North	2 East
Whippoorwill	1723	2	48 North	2 East
Woodrat (1/6th interest)	2856	3	47 North	2 East
Yreka No. 10	2587	19	48 North	3 East
Yreka No. 11	2587	19	48 North	3 East
Yreka No. 12	2587	30	48 North	3 East
Yreka No. 13	2587	30	48 North	3 East
Yreka No. 14	2587	30	48 North	3 East
Yreka No. 15	2587	30	48 North	3 East
Yreka No. 16	2587	30	48 North	3 East
Yreka No. 17	2587	30	48 North	3 East
Yreka No. 18	2587	30	48 North	3 East
Yreka No. 19	2587	30	48 North	3 East
Yreka No. 20	2587	30	48 North	3 East
Yreka No. 21	2587	30	48 North	3 East
Yreka No. 22	2587	24	48 North	2 East
Yreka No. 23	2587	19	48 North	3 East
Yreka No. 24	2587	19	48 North	3 East
Yreka No. 25	2587	24	48 North	2 East
Yreka No. 26	2587	19	48 North	3 East
Zeke	3389	10	48 North	2 East
S-1	2081	18, 19	48 North	3 East
S-2	2081	18	48 North	3 East
S-3	2081	18, 19	48 North	3 East
S-4	2081	19	48 North	3 East
S-5	2081	19	48 North	3 East
S-6	2081	19	48 North	3 East
S-7	2081	19	48 North	3 East
S-8	2081	18, 19	48 North	3 East

E-12

Claim Name	M.S. #	Section	Township	Range
Butte	1220	11	48 North	2 East
Apex	1041	11	48 North	2 East
Blue Bird	1229	13	48 North	2 East
Saxon	2067	11	48 North	2 East
Link	2123	12	48 North	2 East
Spur	2124	12	48 North	2 East
Spear	2496	12	48 North	2 East
Marion	2583	11	48 North	2 East
Ben Herr	2599	12	48 North	2 East
Kruger	2599	12	48 North	2 East
Philippine	2599	12	48 North	2 East
Hough	2611	12	48 North	2 East
California	2627	11	48 North	2 East
Check	2840	1	48 North	2 East
Florence	2862	11	48 North	2 East
Billy	3111	11	48 North	2 East
Lucky	3470	13	48 North	2 East
Moat	3503	17	48 North	3 East
Bunker Hill	579	12	48 North	2 East
Sullivan	580	13	48 North	2 East
Important Fraction	581	13	48 North	2 East
Phil Sheridan	604	13	48 North	2 East
Reed Fraction	607	13	48 North	2 East
Bunker Hill Millsite	608	13	48 North	2 East
Small Hopes	609	13	48 North	2 East
Bottom Dollar Fraction	629	13	48 North	2 East
Chestnut Fraction	632	13	48 North	2 East
Emma	703	12	48 North	2 East
Last Chance Millsite	703	12	48 North	2 East
Ontario	755	11	48 North	2 East
Carbonate	764	11	48 North	2 East
Silver Casket	790	11	48 North	2 East
Turkey Buzzard	836	13	48 North	2 East
Snowslide Fraction	837	13	48 North	2 East
Silver	1085	12	48 North	2 East
Johnnesburg	1192	12	48 North	2 East
Puritan	1328	12	48 North	2 East
No. 5	1357	11	48 North	2 East
Omaha	1409	12	48 North	2 East
Legal Tender	1639	11	48 North	2 East
Triangle Fraction	2065	13	48 North	2 East

E-13

Claim Name	BLM Serial #	Section	Township	Range
BHM 1	ID106709778	1	48 North	2 East
BHM 2	ID106709779	1	48 North	2 East
BHM 3	ID106709780	1	48 North	2 East
BHM 4	ID106709781	1	48 North	2 East
BHM 5	ID106709782	1	48 North	2 East
BHM 6	ID106709783	1	48 North	2 East
BHM 7	ID106709784	1	48 North	2 East
BHM 8	ID106709785	1	48 North	2 East
NBH 1	ID106715514	11	48 North	2 East
NBH 2	ID106715515	11	48 North	2 East
NBH 3	ID106715516	11	48 North	2 East
NBH 4	ID106715517	11	48 North	2 East
NBH 5	ID106715518	11	48 North	2 East
NBH 6	ID106715519	11	48 North	2 East
NBH 7	ID106715520	11	48 North	2 East
NBH 8	ID106715521	11	48 North	2 East
NBH 9	ID106715522	1	48 North	2 East
NBH 10	ID106715523	1	48 North	2 East
NBH 11	ID106715524	1	48 North	2 East
NBH 12	ID106715525	1	48 North	2 East
NBH 13	ID106715526	1	48 North	2 East
NBH 14	ID106715527	1	48 North	2 East
NBH 15	ID106715528	1	48 North	2 East
NBH 16	ID106715529	12	48 North	2 East
NBH 17	ID106715530	12	48 North	2 East
NBH 18	ID106715531	7	48 North	3 East
NBH 19	ID106715532	12	48 North	2 East
NBH 20	ID106715533	18	48 North	3 East
NBH 21	ID106715534	7	48 North	3 East
NBH 22	ID106715535	17	48 North	3 East
NBH 23	ID106715536	18	48 North	3 East
NBH 24	ID106715537	17	48 North	3 East
NBH 25	ID106715538	18	48 North	3 East
NBH 26	ID106715539	18	48 North	3 East
NBH 27	ID106715540	18	48 North	3 East

E-14

Claim Name	BLM Serial #	Section	Township	Range
NBH 28	ID106715541	18	48 North	3 East
NBH 29	ID106715542	35	48 North	2 East
NBH 30	ID106715543	35	48 North	2 East
NBH 31	ID106715544	35	48 North	2 East
NBH 32	ID106715545	35	48 North	2 East
NBH 33	ID106715546	35	48 North	2 East
NBH 34	ID106715547	35	48 North	2 East
NBH 35	ID106715548	35	48 North	2 East
NBH 36	ID106715549	35	48 North	2 East
NBH 37	ID106715550	35	48 North	2 East
NBH 38	ID106715551	36	48 North	2 East
NBH 39	ID106715552	2	47 North	2 East
NBH 40	ID106715553	2	47 North	2 East
NBH 41	ID106715554	2	47 North	2 East
NBH 42	ID106715555	2	47 North	2 East
NBH 43	ID106715556	1	47 North	2 East
NBH 44	ID106715557	1	47 North	2 East
NBH 45	ID106715558	1	47 North	2 East
NBH 46	ID106715559	3	47 North	2 East
NBH 47	ID106715560	2	47 North	2 East
NBH 48	ID106715561	3	47 North	2 East
NBH 49	ID106715562	2	47 North	2 East
NBH 50	ID106715563	1	47 North	2 East
NBH 51	ID106715564	1	47 North	2 East
NBH 52	ID106715565	1	47 North	2 East
NBH 53	ID106715566	2	47 North	2 East
NBH 54	ID106715567	2	47 North	2 East
NBH 55	ID106715568	2	47 North	2 East
NBH 56	ID106715569	2	47 North	2 East
NBH 57	ID106715570	1	47 North	2 East
NBH 58	ID106715571	1	47 North	2 East
NBH 59	ID106715572	1	47 North	2 East
NBH 60	ID106715573	1	47 North	2 East
NBH 61	ID106715574	2	47 North	2 East
NBH 62	ID106715575	2	47 North	2 East
NBH 63	ID106715576	2	47 North	2 East
NBH 64	ID106715577	2	47 North	2 East
NBH 65	ID106715578	2	47 North	2 East
NBH 66	ID106715579	11	47 North	2 East
NBH 67	ID106715580	2	47 North	2 East
NBH 68	ID106715581	1	47 North	2 East
NBH 69	ID106715582	1	47 North	2 East
NBH 70	ID106715583	1	47 North	2 East